Exhibit 99.1

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK

In re: INTERNATIONAL SHIPHOLDING CORPORATION, et al.,[1] Debtors.	) ) ) ) ) ) ) )	Chapter 11 Case No. 16-12220 (SMB) Jointly Administered

FIRST AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION FOR INTERNATIONAL SHIPHOLDING CORPORATION AND ITS AFFILIATED DEBTORS

THIS IS NOT A SOLICITATION OF AN ACCEPTANCE OR REJECTION OF THE PLAN.  ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.  THIS DRAFT PLAN HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT.

Dated:	New York, New York January 9, 2017

AKIN GUMP STRAUSS HAUER & FELD LLP
One Bryant Park
New York, NY 10036
Telephone: (212) 872-1000
David H. Botter

1700 Pacific Avenue, Suite 4100
Dallas, TX 75201
Telephone: (214) 969-2800 Sarah Link Schultz (admitted pro hac vice)
Sarah J. Crow (admitted pro hac vice)

Counsel to Debtors and Debtors in Possession

1 The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number, are: International Shipholding Corporation (9662); Enterprise Ship Co. (9059); Sulphur Carriers, Inc. (8965); Central Gulf Lines, Inc. (8979); Coastal Carriers, Inc. (6278); Waterman Steamship Corporation (0640); N.W. Johnsen & Co., Inc. (8006); LMS Shipmanagement, Inc. (0660); U.S. United Ocean Services, LLC (1160); Mary Ann Hudson, LLC (8478); Sheila McDevitt, LLC (8380); Tower LLC (6755); Frascati Shops, Inc. (7875); Gulf South Shipping PTE LTD (8628); LCI Shipholdings, Inc. (8094); Dry Bulk Australia LTD (5383); Dry Bulk Americas LTD (6494); and Marco Shipping Company PTE LTD (4570).  The service address for each of the above Debtors is 601 Poydras Street, Pan American Building, Suite 1850, New Orleans, Louisiana 70130.

i

5.17	Preservation of Rights and Causes of Action	32
5.18	Management Incentive Plan	32
5.19	Comprehensive Settlement of Claims and Controversies	33

ARTICLE 6. PROCEDURES FOR RESOLVING CLAIMS		34

6.1	Allowance of Claims	34
6.2	Objections to Claims	34
6.3	Estimation of Claims	34
6.4	Claims Paid or Payable by Third Parties.	35
6.5	Insured Claims.	35

ARTICLE 7. PROVISIONS GOVERNING DISTRIBUTIONS		36

7.1	Satisfaction of Claims	36
7.2	Distributions on Account of Claims Allowed as of the Effective Date.	37
7.3	Distributions on Account of Claims Allowed After the Effective Date	37
7.4	Delivery of Plan Distributions	37
7.5	No Post-Petition Interest on Claims.	39
7.6	Withholding and Reporting Requirements.	39

ARTICLE 8. EXECUTORY CONTRACTS AND UNEXPIRED LEASES		40

8.1	General Treatment.	40
8.2	Determination of Cure Disputes	40
8.3	Payments Related to Assumption of Contracts and Leases.	41
8.5	Compensation and Benefits	41

ARTICLE 9. GUC TRUST		42

9.1	Generally.	42
9.2	Purposes and Establishment of the GUC Trust.	42
9.3	GUC Trust Assets.	43
9.4	Valuation of Assets.	43
9.5	Appointment of the GUC Trustee.	44
9.6	Duties and Powers of the GUC Trustee.	44
9.7	Funding of the GUC Trust.	44
9.8	Tax Withholdings by GUC Trustee.	44
9.9	Dissolution.	45

ARTICLE 10. CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN		45

10.1	Conditions Precedent to Confirmation.	45
10.2	Conditions Precedent to the Effective Date	46
10.3	Satisfaction and Waiver of Conditions Precedent	47
10.4	Effect of Non-Occurrence of Conditions to the Effective Date	47

ARTICLE 11. EFFECT OF CONFIRMATION		47

11.1	Binding Effect	47
11.2	Discharge of Claims Against and Interests in the Debtors	47
11.3	Term of Pre-Confirmation Injunctions or Stays.	48
11.4	Injunction.	48

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11.5	Releases.	49
11.6	Exculpation and Limitation of Liability.	51
11.7	Injunction Related to Releases and Exculpation.	51
11.8	Retention of Causes of Action/Reservation of Rights	51
11.9	Indemnification Obligations	52
11.10	Certain Indemnification Obligations.	52

ARTICLE 12. RETENTION OF JURISDICTION		53

ARTICLE 13. MISCELLANEOUS PROVISIONS		54

13.1	Dissolution of Committee	54
13.2	Modification of Plan	55
13.3	Revocation or Withdrawal of Plan	55
13.4	Allocation of Plan Distributions Between Principal and Interest	55
13.5	Severability	55
13.6	Governing Law	56
13.7	Inconsistency	56
13.8	Time	56
13.9	Exhibits	56
13.10	Notices	56
13.11	Filing of Additional Documents	57

iii

INTRODUCTION2

International Shipholding Corporation and the other debtors and debtors in possession in the above-captioned cases propose the following joint chapter 11 plan of reorganization for the resolution of the Claims against and Interests in the Debtors.

In reviewing the Plan, readers should refer to the Disclosure Statement, including the exhibits and supplements thereto, for a discussion of the Debtors’ business history and operations, financial projections, risk factors, a summary and analysis of the Plan, and certain related matters including, among other things, certain tax matters and the securities and other consideration to be issued and distributed under the Plan.  Subject to certain restrictions and requirements set forth in Bankruptcy Code section 1127, Bankruptcy Rule 3019, and Sections 13.2 and 13.3 of the Plan, the Debtors reserve the right to alter, amend, modify, revoke, or withdraw the Plan prior to its substantial consummation.

The only Persons entitled to vote on the Plan are holders of Allowed Claims in Classes 3, 4, 5, 6, and 7.  Such Persons are encouraged to read the Plan and the Disclosure Statement and their respective exhibits and schedules in their entirety before voting to accept or reject the Plan.  No materials other than the Disclosure Statement and the respective schedules, notices, and exhibits attached thereto and referenced therein have been authorized by the Bankruptcy Court for use in soliciting acceptances or rejections of the Plan.

ARTICLE 1.

DEFINITIONS AND INTERPRETATION

1.1	Definitions.

The following terms shall have the meanings set forth below.  Such meanings shall be equally applicable to both the singular and plural forms of such terms.

1.1.1            “503(b)(9) Claims” means Claims against any of the Debtors that have been timely and properly filed prior to the Bar Date and that are granted administrative expense priority treatment pursuant to Bankruptcy Code section 503(b)(9).

1.1.2            “510 Claims” means Claims against any of the Debtors that are subordinated pursuant to Bankruptcy Code section 510(b) or (c).

1.1.3            “Administrative Bar Date” means the date that is forty-five (45) days after the Effective Date.

2 All capitalized terms used but not defined in this Introduction have the meanings set forth in article 1 of the Plan.

1.1.4          “Administrative Expense Claim” means any right to payment constituting a cost or expense of administration of the Chapter 11 Cases of the kind specified in Bankruptcy Code section 503(b) and entitled to priority pursuant to Bankruptcy Code sections 328, 330, 363, 364(c)(1), 365, 503(b), 507(a)(2), or 507(b) (other than a DIP Claim, Fee Claim, or U.S. Trustee Fees) incurred during the period from the Petition Date to the Effective Date, including, without limitation:  (a) any actual and necessary costs and expenses of preserving the Estates, any actual and necessary costs and expenses of operating the Debtors’ business, and any indebtedness or obligations incurred or assumed by any of the Debtors during the Chapter 11 Cases; (b) 503(b)(9) Claims; and (c) any payment to be made under the Plan to cure a default under an assumed Executory Contract or Unexpired Lease.

1.1.5          “Adequate Protection Claims” means Claims against any of the Debtors equal to any unpaid Cash payments required to be made to the Pre-petition Secured Parties pursuant to the Final DIP Order and allowed by a subsequent order of the Bankruptcy Court.

1.1.6            “Allowed Claim or Allowed __________ Claim” (with respect to a specific type of Claim, if applicable) means (a) any Claim (or a portion thereof) against a Debtor as to which no action to dispute, deny, or otherwise limit recovery with respect thereto, or alter the priority thereof (including a claim objection), has been timely commenced within the applicable period of limitation fixed by the Plan or applicable law, or, if an action to dispute, deny, equitably subordinate, or otherwise limit recovery with respect thereto, or alter priority thereof, has been timely commenced, to the extent such Claim has been allowed (whether in whole or in part) by a Final Order of a court of competent jurisdiction or (b) any Claim against a Debtor or portion thereof that is allowed (i) in any contract, instrument, or other agreement entered into in connection with the Plan, (ii) pursuant to the terms of the Plan, (iii) by Final Order of the Bankruptcy Court, or (iv) with respect to an Administrative Expense Claim (x) that was incurred by a Debtor in the ordinary course of business during the Chapter 11 Cases to the extent due and owing without defense, offset, recoupment, or counterclaim of any kind and (y) that is not otherwise disputed.

1.1.7           “Amended By-Laws” means the amended and restated by-laws for the applicable Reorganized Debtor, substantially final forms of which will be contained in the Plan Supplement.

1.1.8            “Amended Certificates of Incorporation” means the amended and restated certificates of incorporation (or articles of incorporation, as applicable) for the applicable Reorganized Debtor, substantially final forms of which will be contained in the Plan Supplement.

1.1.9            “Avoidance Actions” means the Causes of Action of the Debtors under Bankruptcy Code sections 502(d), 544, 545, 547, 548, 549, 550, or 553.

1.1.10          “Bankruptcy Code” means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

1.1.11          “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York or any other court exercising competent jurisdiction over the Chapter 11 Cases or any proceeding therein.

1.1.12          “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as promulgated by the United States Supreme Court under 28 U.S.C. § 2075, as amended from time to time, as applicable to the Chapter 11 Cases, and the Local Bankruptcy Rules for the Southern District of New York.

1.1.13          “Bar Date” means any deadline for filing proofs of Claim, as established by an order of the Bankruptcy Court, including the Order Establishing Deadline for Filing Proofs of Claim and Approving the Form and Matter of Notice Thereof [ECF No. 302], or under the Plan.

1.1.14          “BP Claim” means the claim of C.G. Railway, Inc. (Claim No. 154805) asserted in the Deepwater Horizon Economic and Property Damages Settlement.

1.1.15          “Business Day” means any day other than a Saturday, Sunday, or a “legal holiday,” as such term is defined in Bankruptcy Rule 9006(a)(6).

1.1.16          “Capital One Facility” means that certain Loan Agreement, dated as of December 28, 2011, as amended, supplemented or modified from time to time, by and among LCI, as borrower, ISH, as guarantor, and Capital One, National Association, as lender.

1.1.17          “Capital One Facility Claims” means all Secured Claims arising under or from the Capital One Facility, including without limitation, interest on such claims and any reasonable fees, costs, or charges provided for under the Capital One Facility to the extent permissible under Bankruptcy Code section 506(b).

1.1.18          “Cash” means the legal currency of the United States and equivalents thereof.

1.1.19          “Causes of Action” means any and all actions, causes of action (including causes of action under Bankruptcy Code sections 510, 544, 545, 546, 547, 548, 549, 550, and 553), suits, accounts, controversies, obligations, judgments, damages, demands, debts, rights, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment, and Claims, whether known or unknown, reduced to judgment or not, liquidated or unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, and whether asserted or assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract or tort, arising in law, equity, or otherwise.

1.1.20          “Chapter 11 Cases” means the cases that are being jointly administered under chapter 11 of the Bankruptcy Code commenced by the Debtors on the Petition Date in the Bankruptcy Court and captioned In re International Shipholding Corporation, et al., Case No. 16-12220 (SMB).

1.1.21          “Citizens Facility” means that certain Loan Agreement, dated as of August 25, 2014, as amended, supplemented or modified from time to time, by and among LCI, as borrower, ISH, as guarantor, and Citizens Asset Finance, Inc. (f/k/a RBS Asset Finance, Inc.), as lender.

1.1.22          “Citizens Facility Claims” means all Secured Claims arising under or from the Citizens Facility, including without limitation, interest on such claims and any reasonable fees, costs, or charges provided for under the Citizens Facility to the extent permissible under Bankruptcy Code section 506(b).

1.1.23          “Claim” shall have the meaning set forth in Bankruptcy Code section 101(5).

1.1.24          “Claims Agent” means Prime Clerk, LLC, or any other entity approved by the Bankruptcy Court to act as the Debtors’ claims and noticing agent pursuant to 28 U.S.C. § 156(c).

1.1.25          “Claims Register” means the official register of Claims against the Debtors maintained by the Claims Agent.

1.1.26          “Class” means each category of Claims and Interests established under article 3 of the Plan pursuant to Bankruptcy Code sections 1122 and 1123(a)(1).

1.1.27          “Collateral” means any property or interest in property of the Estates subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance or otherwise invalid under the Bankruptcy Code or applicable non-bankruptcy law.

1.1.28          “Committee” means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases in accordance with Bankruptcy Code section 1102, which consists of (a) Willard E. Bartel and David C. Peebles, Administrators for the Estate of Robert N. Cain, (b) Marine Engineers Beneficial Association, (c) Masters, Mates, and Pilots Benefit Plans, (d) Seafarers Benefits Plan, and (d) U.S. Ocean LLC.

1.1.29          “Committee Parties” means (i) the Committee, (ii) each of the Committee’s members acting in their respective capacities as members thereof, and (iii) each of the foregoing parties’ current officers, affiliates, partners, directors, employees, agents, members, representatives, advisors, and professionals (including any attorneys, consultants, financial advisors, investment bankers, and other professionals retained by the Committee), together with their respective successors and assigns; provided, however, that such attorneys and professional advisors shall include only those that provided services in connection with the Chapter 11 Cases.

1.1.30          “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Debtors’ Chapter 11 Cases.

1.1.31          “Confirmation Hearing” means a hearing to be held by the Bankruptcy Court regarding confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

1.1.32          “Confirmation Order” means an order, which shall be in form and substance acceptable to SEACOR and the Debtors, entered by the Bankruptcy Court confirming the Plan, including all exhibits, appendices, supplements, and related documents.

1.1.33          “Cure Amount” means the amount of any monetary defaults arising under an Executory Contract or Unexpired Lease that has be satisfied pursuant to Bankruptcy Code section 365(b)(1) as a condition of its assumption.

1.1.34          “Cure Dispute” means a dispute regarding (a) the Cure Amount; (b) the ability of the applicable Reorganized Debtor to provide “adequate assurance of future performance” (within the meaning of Bankruptcy Code section 365) under the Executory Contract or Unexpired Lease to be assumed; or (c) any other matter pertaining to the proposed assumption of a contract or lease.

1.1.35          “Cure Schedule” means the schedule setting forth the Cure Amount, if any, for each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan.

1.1.36          “D&O Liability Insurance Policies” means all insurance policies of any of the Debtors for directors’, managers’ and officers’ liability.

1.1.37          “Debtor(s)” means, individually or collectively, as the context requires:  (a) International Shipholding Corporation; (b) Enterprise Ship Co.; (c) Sulphur Carriers, Inc.; (d) Central Gulf Lines, Inc.; (e) Coastal Carriers, Inc.; (f) Waterman Steamship Corporation; (g) N.W. Johnsen & Co., Inc.; (h) LMS Shipmanagement, Inc.; (i) U.S. United Ocean Services, LLC; (j) Mary Ann Hudson, LLC; (k) Sheila McDevitt, LLC; (l) Tower LLC; (m) Frascati Shops, Inc.; (n) Gulf South Shipping PTE LTD; (o) LCI Shipholdings, Inc.; (p) Dry Bulk Australia LTD; (q) Dry Bulk Americas LTD; and (r) Marco Shipping Company PTE LTD.

1.1.38          “Debtor Release” means the release given by the Debtors and their Estates to the Released Parties as set forth in Section 11.5.1 hereof.

1.1.39          “Deficiency Claims” means, with respect to each Prepetition Facility, Claims against the applicable Debtor(s) in the amount by which the Allowed aggregate amount of the Claims under such Pre-petition Facility exceeds the amount of the Secured Claim thereunder.

1.1.40          “DIP Claims” means DIP Fee Claims and DIP Principal Claims.

1.1.41         “DIP Credit Agreement” means that certain Debtor-in-Possession Credit Agreement  substantially in the form annexed to the Final DIP Order as Exhibit 1 (as amended, modified, and supplemented from time to time).

1.1.42         “DIP Documents” means the DIP Credit Agreement, any exhibits attached thereto and all related or ancillary documents and agreements related thereto, including, without limitation, all notices, guarantees, security agreements, and any mortgages contemplated thereby.

1.1.43         “DIP Equity Interest” means 64.4% of the New Equity Interests, which may be subject to dilution by the Management Incentive Plan (if any).

1.1.44          “DIP Facility” means that certain senior secured super-priority debtor-in-possession financing facility under the DIP Documents by and among the Debtors, SEACOR, as administrative agent and collateral agent (in such capacity, the “DIP Agent”), and the DIP Lenders.

1.1.45          “DIP Fee Claims” means Claims equal to any unpaid Cash payments required to be made to the DIP Agent and the DIP Lenders pursuant to the DIP Documents and the Final DIP Order that are not DIP Principal Claims.

1.1.46          “DIP Lenders” means DVB Bank SE and SEACOR.

1.1.47         “DIP Principal Claims” means the aggregate outstanding amount of the Loans (as defined in the DIP Credit Agreement), plus any interest accrued thereon, as of the Effective Date.

1.1.48          “Disallowed” means a finding of the Bankruptcy Court in a Final Order, or provision in the Confirmation Order providing that a Disputed Claim shall not be an Allowed Claim.

1.1.49          “Disbursing Agent” means (a) with respect to the beneficiaries of the GUC Trust, the GUC Trustee or such other entity or entities designated by the GUC Trustee, and (b) with respect to all other creditors, the entity or entities designated by the Debtors or the Reorganized Debtors, as applicable, which may be a Reorganized Debtor, to make distributions under the Plan.

1.1.50          “Disclosure Statement” means the disclosure statement in respect of the Plan and all exhibits, schedules, supplements, modifications, and amendments thereto, filed in accordance with Bankruptcy Code section 1125.

1.1.51          “Disclosure Statement Order” means an order of the Bankruptcy Court approving the Disclosure Statement as having adequate information in accordance with Bankruptcy Code section 1125.

1.1.52          “Disputed” means, with respect to any Claim against a Debtor, including any portion thereof, any Claim (a) that is listed on the Schedules as contingent, unliquidated, or disputed, (b) as to which the Debtors or any other party in interest has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and Bankruptcy Rules or that is otherwise disputed by any Debtor or Reorganized Debtor in accordance with applicable law, which objection, request for estimation, or dispute has not been determined by a Final Order, or (c) with respect to which a proof of claim was required to be filed by order of the Bankruptcy Court but as to which such proof of claim was not timely or properly filed.

1.1.53          “Distribution Date” means the Initial Distribution Date or any of the Periodic Distribution Dates, as applicable.

1.1.54          “Distribution Record Date” means, with respect to all Classes for which Plan Distributions are to be made, the third (3rd) Business Day after the Confirmation Date or such other later date as shall be established by the Bankruptcy Court in the Confirmation Order.

1.1.55          “DVB Facility” means that certain Senior Secured Term Loan Credit Agreement, dated as of August 26, 2014, as amended, supplemented or modified from time to time, by and among Central Gulf Lines, Inc., as borrower, ISH, as guarantor, the lenders party thereto and DVB Bank SE, as mandated lead arranger, facility agent, and security trustee.

1.1.56          “DVB Facility Claims” means all Secured Claims arising under or from the DVB Facility, including without limitation, interest on such claims and any reasonable fees, costs, or charges provided for under the DVB Facility to the extent permissible under Bankruptcy Code section 506(b).

1.1.57          “Effective Date” means the date specified by the Debtors in a notice, the form and substance of which shall be reasonably acceptable to SEACOR, filed with the Bankruptcy Court as the date on which the Plan shall take effect, which date shall be the first (1st) Business Day on which all of the conditions set forth in Section 10.2 of the Plan have been satisfied or waived in accordance with the Plan, and no stay of the Confirmation Order is in effect.

1.1.58          “Estate” means each estate created in the Chapter 11 Cases pursuant to Bankruptcy Code section 541.

1.1.59          “Executory Contract” means any contract to which any of the Debtors is a party that is subject to assumption or rejection under Bankruptcy Code sections 365 and 1123.

1.1.60          “Fee Claim” means a Claim by a Professional Person for compensation, indemnification, or reimbursement of expenses pursuant to Bankruptcy Code sections 327, 328, 330, 331, 503(b), or 1103(a) in connection with the Chapter 11 Cases, including, without limitation, in connection with final fee applications of such Professional Persons.

1.1.61          “Final DIP Order” means the Final Order (1) Authorizing Debtors to (A) Obtain Post-petition Financing, (B) Use Cash Collateral, and (C) Grant Certain Protections to Pre-petition Lenders and (2) Granting Certain Related Relief [ECF No. 180] as supplemented by the Supplement to Final Order (1) Authorizing Debtors to (A) Obtain Post-petition Financing, (B) Use Cash Collateral, and (C) Grant Certain Protections to Pre-petition Lenders and (2) Granting Certain Related Relief [ECF No. 278], as it may be further amended or supplemented.

1.1.62          “Final Order” means an order, ruling, or judgment of the Bankruptcy Court (or other court of competent jurisdiction) entered on the docket in the Debtors’ Chapter 11 Cases (or on the docket of such other court of competent jurisdiction), which has not been reversed, vacated, or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or other proceeding for a new trial, reargument, or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument, or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari, or move for a new trial, reargument, or rehearing shall have expired; provided, however, that no order or judgment shall fail to be a Final Order solely because of the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure has been or may be filed with respect to such order or judgment; provided, further, that the susceptibility of a Claim to a challenge under Bankruptcy Code section 502(j) shall not render a Final Order not a Final Order.

1.1.63          “General Unsecured Claim” means any unsecured Claim against a Debtor not entitled to priority in payment as specified in Bankruptcy Code section 507(a), except for 510 Claims and Intercompany Claims, including Claims arising out of the rejection of Executory Contracts and Unexpired Leases and any Deficiency Claims.

1.1.64          “GUC Trust” means the trust created pursuant to the GUC Trust Agreement, on the Effective Date, in accordance with the Plan, the Confirmation Order, and the GUC Trust Agreement.

1.1.65          “GUC Trust Agreement” means the GUC Trust Agreement to be dated as of the Effective Date establishing the terms and conditions of the GUC Trust, substantially in the form included in the Plan Supplement, which form shall be approved by the Committee and reasonably acceptable to the Debtors and SEACOR.

1.1.66          “GUC Trust Assets” means the assets to be transferred to the GUC Trust on the Effective Date, which shall consist of (a) $3 million in Cash and (b) the GUC Trust Causes of Action.

1.1.67          “GUC Trust Beneficiaries” means the holders of the GUC Trust Interests.

1.1.68          “GUC Trust Causes of Action” means collectively, the Causes of Action transferred to the GUC Trust on the Effective Date, consisting of (i) any defense or counterclaim relating to any Disputed General Unsecured Claims, including those General Unsecured Claims that result from the reclassification of any Claims asserted as Administrative Expense Claims, Priority Tax Claims, and/or Other Priority Claims, but excluding any and all Causes of Action released and/or exculpated pursuant to the terms of the Plan and (ii) all of the Debtors’ rights with respect to the Avoidance Actions, provided, however, that the GUC Trust shall not commence any Avoidance Action that has been identified as a Released Avoidance Action until one (1) year after the date that the applicable party is identified as being the subject of a Released Avoidance Action, provided further, however, that (i) if SEACOR or the Reorganized Debtors, as the case may be, have not actually done business with a party identified as being the subject of a Released Avoidance Action prior to the expiration of such one-year period then such action loses the designation of Released Avoidance Action and the GUC Trust may commence an Avoidance Action against such party and (ii) if SEACOR or the Reorganized Debtors, as the case may be, have actually done business with a party identified as being the subject of a Released Avoidance Action prior to the expiration of such one-year period then such action against such party shall be released forever by the GUC Trust.

1.1.69          “GUC Trust Debtors” means all Debtors except Gulf South Shipping PTE LTD, LCI Shipholdings, Inc., and Marco Shipping Company PTE LTD.

1.1.70          “GUC Trust Interests” means the uncertificated beneficial interests in the GUC Trust representing the right of each holder of a General Unsecured Claim, other than General Unsecured Claims in Classes 7(n), 7(o), and 7(r), to receive Cash distributions from the GUC Trust on account of such GUC Trust Interests in accordance with the terms of the Plan and the GUC Trust Agreement.

1.1.71          “GUC Trustee” means the person or firm selected by the Committee to be appointed as trustee of the GUC Trust pursuant to Section 9.5 of the Plan and the GUC Trust Agreement.

1.1.72          “Impaired” means impaired within the meaning of Bankruptcy Code section 1124.

1.1.73          “Indemnification Provisions” means each of the indemnification provisions, agreements, or obligations in place as of the Petition Date, whether in the bylaws, certificates of incorporation, or other formation documents in the case of a limited liability company, board resolutions or employment contracts in favor of the Debtors, and/or the current directors, officers, employees, attorneys, other professionals and agents of the Debtors.

1.1.74          “Initial Distribution Date” means the date occurring as soon as reasonably practicable after the Effective Date when Plan Distributions shall commence.

1.1.75          “Intercompany Claim” means any Claim (including an Administrative Expense Claim), Cause of Action, or remedy asserted against a Debtor by another Debtor or  a Debtor by a direct or indirect non-Debtor Subsidiary of any Debtor.

1.1.76          “Intercompany Interest” means any Interest held by a Debtor in another Debtor.  For the avoidance of doubt, Intercompany Interests do not include any equity interests (i) held by a Debtor in a direct or indirect non-Debtor Subsidiary of any Debtor or (ii) held by any direct or indirect non-Debtor Subsidiary in any Debtor, all of which equity interests shall not be affected by the Plan.

1.1.77          “Interest” means an ownership interest in any of the Debtors, represented by shares of common or preferred stock or any other instrument, whether or not certificated, transferable, voting or denominated “stock” or a similar equity security, or any option, warrant, or right, contractual or otherwise, to acquire any such ownership interest.

1.1.78          “ISH” means International Shipholding Corporation, a corporation existing under the laws of Delaware.

1.1.79          “LCI” means LCI Shipholdings, Inc., a corporation existing under the laws of the Marshall Islands.

1.1.80          “LCI GUC Distribution Pool” means $2.55 million of Cash.

1.1.81          “Lien” has the meaning set forth in Bankruptcy Code section 101(37).

1.1.82          “Management Incentive Plan” means any management equity incentive plan that may be established by the board of directors of Reorganized ISH, with terms and conditions satisfactory to SEACOR, pursuant to which up to 5%, on a fully diluted basis, of the New Equity Interests may be reserved for issuance.

1.1.83          “New Board” means, with respect to each Reorganized Debtor, the initial board of directors appointed as of the Effective Date, the members of which shall be determined in accordance with Section 5.9 of the Plan.

1.1.84          “New Corporate Governance Documents” means the New Certificates of Incorporation and the New By-laws, which shall be in form and substance acceptable to SEACOR.

1.1.85          “New Equity Interests” means the shares of common stock of Reorganized ISH authorized under the New Certificate of Incorporation of Reorganized ISH.

1.1.86          “New Money Capital Infusion” means $10.5 million in immediately available funds to be provided by SEACOR to the Reorganized Debtors on the Effective Date.

1.1.87          “New Money Equity Interest” means 35.6% of the New Equity Interests issued on account of the New Money Capital Infusion, which may be subject to dilution by the Management Incentive Plan (if any).

1.1.88            “New Senior Debt Agreement” means that certain agreement and any related documents, which shall be in form and substance acceptable to SEACOR and the Debtors, to be executed on or before the Effective Date providing for, among other things, the rights and obligations of parties under the New Senior Debt Facility, a form of which will be filed as part of the Plan Supplement.

1.1.89          “New Senior Debt Facility” means $25 million of committed financing to be made available to the Reorganized Debtors through one or more money center banks.

1.1.90           “Other Priority Claim” means any Claim against a Debtor entitled to priority in payment as specified in Bankruptcy Code section 507(a), other than an Administrative Expense Claim, a DIP Claim, an Adequate Protection Claim, a Fee Claim, or a Priority Tax Claim.

1.1.91          “Other Secured Claim” means any Secured Claim that is not a Secured Claim arising under or from the Pre-petition Facilities, a DIP Claim, or an Adequate Protection Claim.

1.1.92          “PCTC Vessels” means the Green Ridge, the Green Bay, the Green Cove and Green Lake pure car/truck carrier vessels.

1.1.93          “Periodic Distribution Date” means, unless otherwise ordered by the Bankruptcy Court, the first Business Day that is ninety (90) days after the Initial Distribution Date and thereafter the first Business Day that is ninety (90) days after the immediately preceding Periodic Distribution Date until Plan Distributions are complete.

1.1.94          “Person” shall have the meaning set forth in Bankruptcy Code section 101(41).

1.1.95          “Petition Date” means July 31, 2016.

1.1.96          “Plan” means this joint chapter 11 plan proposed by the Debtors, including, without limitation, all applicable exhibits, supplements, appendices and schedules hereto, either in its present form or as the same may be altered, amended, or modified from time to time in accordance with the Bankruptcy Code, the Bankruptcy Rules, and in form and substance acceptable to SEACOR and the Debtors.

1.1.97          “Plan Distributions” means the distributions to be made under the Plan to holders of Allowed Claims.

1.1.98          “Plan Documents” means the documents, other than the Plan, which shall be in form and substance consistent with the Restructuring Support Agreement and otherwise reasonably acceptable (unless otherwise specified herein) to SEACOR and the Debtors, to be executed, delivered, assumed, or performed in connection with the consummation of the Plan, including, without limitation, the documents to be included in the Plan Supplement, any and all exhibits to the Plan, the Disclosure Statement, and any and all exhibits to the Disclosure Statement.

1.1.99          “Plan Supplement” means the supplemental appendix to the Plan to be filed no later than seven days prior to the deadline for parties to vote to accept or reject the Plan, which may contain, among other things, draft forms, signed copies, or summaries of material terms, as the case may be, of (a) the New Senior Debt Agreement, (b) the New Corporate Governance Documents, (c) the list of proposed officers and directors of the Reorganized Debtors and, if any such individual is an insider under the Bankruptcy Code, the nature of any compensation to be paid to such individual, (d) the Schedule of Assumed Contracts and Leases, (e) the allocation of the proceeds of Plan Consideration on a Debtor-by-Debtor basis, (f) the Schedule of Rejected Contracts and Leases, (g) the form of the GUC Trust Agreement, and (h) additional documents filed with the Bankruptcy Court before the Effective Date as amendments to the Plan Supplement, each of (a) through (f) and (h) must be in form and substance consistent with the Restructuring Support Agreement and the consent rights contained therein.

1.1.100       “Pre-petition Documents” means the Pre-petition Facilities and any related documents or instruments executed from time-to-time.

1.1.101       “Pre-petition Facilities” means, collectively, the Regions Facility, the DVB Facility, the Capital One Facility, and the Citizens Facility.

1.1.102       “Pre-petition Facility Claims” means all Claims against the applicable Debtors arising under or from the Pre-petition Documents.

1.1.103       “Pre-petition Secured Parties” means the agents, lenders, and issuing banks under each of the Pre-petition Facilities.

1.1.104        “Priority Tax Claim” means any Claim of a governmental unit (as defined in Bankruptcy Code section 101(27)) of the kind entitled to priority in payment under Bankruptcy Code sections 502(i) and 507(a)(8).

1.1.105        “Professional Person(s)” means all Persons retained by order of the Bankruptcy Court in connection with the Chapter 11 Cases, pursuant to Bankruptcy Code sections 327, 328, 330 or 1103, excluding any ordinary course professionals.

1.1.106        “Regions Facility” means that certain Credit Agreement, dated as of September 24, 2013, as amended, supplemented or modified from time to time, by and among the Regions Facility Borrowers, the Regions Facility Lenders, and Regions Bank, as administrative agent and collateral agent.

1.1.107        “Regions Facility Borrowers” means ISH, Enterprise Ship Company, Inc., Sulphur Carriers, Inc., CG Rail, Central Gulf Lines, Inc., Waterman Steamship Corporation, Coastal Carriers, Inc., N.W. Johnsen & Co., Inc., LMS Shipmanagement, Inc., U.S. United Ocean Services, LLC, Mary Ann Hudson, LLC, Sheila McDevitt, LLC, Tower, LLC, and Frascati Shops, Inc.

1.1.108        “Regions Facility Claims” means all Secured Claims arising under or from the Regions Facility, including without limitation, interest on such claims and any reasonable fees, costs, or charges provided for under the Regions Facility to the extent permissible under Bankruptcy Code section 506(b).

1.1.109        “Regions Facility Lenders” means the lenders party to the Regions Facility.

1.1.110        “Released Avoidance Actions” means Avoidance Actions against those parties identified to the Committee or the GUC Trustee, as applicable, by SEACOR and the Debtors or the Reorganized Debtors, as applicable, on or prior to forty-five (45) days after the entry of the Confirmation Order, as parties that the Debtors intend to do business with on a go-forward basis; provided, however, that the Committee or the GUC Trustee, as applicable, may provide written notice of an objection to the inclusion of any such identified party on or prior to fifteen (15) days after receipt of such identification, which the parties shall attempt to consensually resolve within fifteen (15) days after receipt of such objection by SEACOR and the Debtors or the Reorganized Debtors, as applicable; provided further that if the parties are unable to resolve any such objection(s), at the request of one of the parties, the Bankruptcy Court may hold a hearing to determine the propriety of including the identified party hereunder.

1.1.111        “Released Parties” means, collectively, in each case solely in their capacity as such (a) each Debtor; (b) each Debtor’s current officers and directors; (c) the Committee and each Committee member, (d) the DIP Agent and each DIP Lender, (e) each Pre-petition Secured Party, (f) SEACOR, as a Restructuring Support Party and as provider of the New Money Capital Infusion and the New Senior Debt Facility, and (g) with respect to each entity in sections (a) through (f), each of their respective predecessors, successors, and assigns, current shareholders, affiliates, subsidiaries, principals, employees, agents, officers, directors, managers, trustees, partners, members, professionals, representatives, advisors, attorneys, financial advisors, accountants, investment bankers, and consultants; provided, however, that such attorneys and professional advisors shall only include those that provided services related to these Chapter 11 Cases; further provided, however, that the Debtors are not releasing Claims against counsel for the Debtors in these Chapter 11 Cases, but that the Reorganized Debtors (as successor to the Debtors) shall release counsel for the Debtors in these Chapter 11 Cases as a Released Party.

1.1.112       “Remaining Cash on Hand” means, with respect to each Debtor, the Cash available for distribution after satisfaction of the Allowed Administrative Expense Claims, Allowed Priority Tax Claims, U.S. Trustee Fees, Allowed Other Priority Claims, Allowed Other Secured Claims, Allowed DIP Fee Claims, Allowed Fee Claims, and Allowed Adequate Protection Claims against such Debtor, and, to the extent applicable, the Secured Claims under the Pre-petition Facilities.  For the avoidance of doubt, Remaining Cash on Hand shall be calculated by taking into account the Sale Proceeds, the value of the New Money Capital Infusion, and the funds available under the New Senior Debt Facility, less Retained Net Operating Funds, in each case, allocated to the applicable Debtor.

1.1.113        “Reorganized Debtors” means the Debtors, as reorganized on the Effective Date in accordance with the Plan.

1.1.114        “Reorganized ISH” means ISH, as reorganized on the Effective Date in accordance with the Plan.

1.1.115        “Restructuring Support Agreement” means that certain Restructuring Support Agreement by and among ISH, certain of its Subsidiaries, and the Restructuring Support Parties, dated as of October 28, 2016 approved by the Bankruptcy Court on November 18, 2016.

1.1.116        “Restructuring Support Parties” means the non-Debtor parties to the Restructuring Support Agreement.

1.1.117        “Retained Net Operating Funds” means the amount determined jointly by the Debtors and SEACOR to account for forecasted operating expenses (including any estimated amounts for dry-docking) and cash reserves, including any reserves estimated for the payment of any taxes and/or fees that may be due as a result of the transactions contemplated by the Plan.

1.1.118        “Sale Order” shall mean that certain Order Approving the Sale of the Specialty Business Assets to J Line Corporation [ECF No. 487].

1.1.119        “Sale Proceeds” means all proceeds from the sale of the Specialty Business Segment under the Sale Order entered by the Bankruptcy Court on December 30, 2016, which proceeds shall be held in escrow until the DIP Principal Claims held by DVB Bank SE and its affiliates have been acquired by SEACOR in accordance with Section 2.2 of the Plan.

1.1.120       “Schedule of Assumed Contracts and Leases” means a schedule of the Executory Contracts and Unexpired Leases to be assumed by the applicable Debtor(s), with the consent of SEACOR, pursuant to Bankruptcy Code sections 365 and 1123 and Section 8.1 of the Plan, which shall be included in the Plan Supplement.

1.1.121       “Schedule of Rejected Contracts and Leases” means the schedule of Executory Contracts and Unexpired Leases to be rejected by the applicable Debtor(s), with the consent of SEACOR, which shall be included in the Plan Supplement.

1.1.122        “Schedules” means the schedules of assets and liabilities filed in the Chapter 11 Cases as amended or supplemented from time to time.

1.1.123       “SEACOR” means SEACOR Capital Corp.

1.1.124       “Secured Claim” means a Claim against a Debtor that is (a) subject to a Lien on property in which the Estate of the Debtor against which the Claim is asserted has an interest, which Lien is valid, perfected and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, to the extent of the value of the creditor’s interest in the Estate’s interest in such property as determined pursuant to Bankruptcy Code section 506(a), (b) subject to setoff pursuant to Bankruptcy Code section 553, to the extent of the value of the property subject to setoff or (c) is otherwise Allowed by Final Order of the Bankruptcy Court (which may be the Confirmation Order) as a Secured Claim.

1.1.125       “Specialty Business Segment” means the assets proposed to be sold pursuant to the Sale Order, which includes various contracts and agreements between ISH affiliates and third parties as well as certain notes receivable financing certain vessels owned by third parties, in each case relating to the Company’s provision of logistical and seaborne transportation services in Indonesia and third-party brokerage services related to these Indonesian operations.

1.1.126        “Subsidiary” means any corporation, association, or other business entity of which at least the majority of the securities or other ownership interest is owned or controlled by a Debtor or one or more subsidiaries of the Debtor.

1.1.127        “Tax Code” means the Internal Revenue Code of 1986, as amended.

1.1.128        “Third-Party Releases” means the releases set forth in Section 11.5.2 of the Plan.

1.1.129        “U.S. Trustee” means the Acting United States Trustee, Region 2.

1.1.130        “U.S. Trustee Fees” means fees arising under 28 U.S.C. § 1930(a)(6) and, to the extent applicable, accrued interest thereon arising under 31 U.S.C. § 3717.

1.1.131        “Unexpired Lease” means a lease of nonresidential real property to which any of the Debtors is a party that is subject to assumption or rejection under Bankruptcy Code sections 365 and 1123.

1.1.132        “Unimpaired” means, with respect to a Class of Claims, a Class of Claims that is not Impaired.

1.2	Interpretation; Application of Definitions and Rules of Construction.

Unless otherwise specified, all section or exhibit references in the Plan are to the respective section in, or exhibit to, the Plan.  The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained therein.  Any term that is not defined in the Plan but that is defined in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.  The rules of construction contained in Bankruptcy Code section 102 shall apply to the construction of the Plan.  The captions and headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan.  Any reference to an entity as a holder of a Claim or Interest includes that entity’s successors and assigns.

1.3	Appendices and Plan Documents.

All Plan Documents and appendices to the Plan are incorporated into the Plan by reference and are a part of the Plan as if fully set forth in the Plan. The documents contained in the exhibits to the Plan and in the Plan Supplement shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.  Holders of Claims and Interests may inspect a copy of the Plan Documents, once filed, in the Office of the Clerk of the Bankruptcy Court during normal business hours or via the Claims Agent’s website at https://cases.primeclerk.com/ish/ or may obtain a copy of the Plan Documents by a request to the Claims Agent as follows:

ISH Ballot Processing
c/o Prime Clerk
830 3rd Avenue, 3rd Floor
New York, NY 10022

ARTICLE 2.

UNCLASSIFIED CLAIMS

2.1	Administrative Expense Claims.

2.1.1	Payment of Administrative Expense Claims.

Except to the extent that a holder of an Allowed Administrative Expense Claim agrees to a less favorable treatment, on the first Distribution Date after such Claim becomes an Allowed Claim, in full satisfaction, settlement, and release of, and in exchange for such Claim, each holder of an Allowed Administrative Expense Claim shall receive (a) payment of such Administrative Expense Claim in full in Cash or (b) other treatment consistent with Bankruptcy Code section 1129(a)(9); provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by any of the Debtors shall be paid by the applicable Debtor or Reorganized Debtor in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any orders or agreements governing, instruments evidencing, or other documents relating to such liabilities.

2.1.2	Bar Date for Administrative Expense Claims.

Requests for payment of an Administrative Expense Claim other than:

(a)          a 503(b)(9) Claim;

(b)          an Administrative Expense Claim that has become an Allowed Administrative Expense Claim on or before the Effective Date;

(c)          an Administrative Expense Claim for an expense or liability incurred and paid on or before the Effective Date in the ordinary course of business by a Debtor;

(d)          an Administrative Expense Claim on account of fees and expenses incurred on or after the Petition Date by ordinary course professionals retained by the Debtors pursuant to an order of the Bankruptcy Court; or

(e)          an Administrative Expense Claim arising out of the employment by one or more Debtors of an individual in the ordinary course of business from and after the Petition Date, but only to the extent that such Administrative Expense Claim is solely for outstanding wages, commissions, accrued benefits, or reimbursement of business expenses must be filed with the Bankruptcy Court and served on the Debtors by the Administrative Bar Date.

Such request for payment of an Administrative Expense Claim must include, at a minimum (i) the name of the holder of the Administrative Expense Claim; (ii)  the asserted amount of the Administrative Expense Claim; (iii) the name of the applicable Debtor that is purported to be liable for the Administrative Expense Claim and, if the Administrative Expense Claim is asserted against more than one Debtor, the exact amount asserted to be owed by each such Debtor; (iv) the basis of the Administrative Expense Claim; and (v) supporting documentation for the Administrative Expense Claim.  HOLDERS OF ADMINISTRATIVE EXPENSE CLAIMS THAT FAIL TO FILE AND SERVE A REQUEST FOR PAYMENT OF AN ADMINISTRATIVE EXPENSE CLAIM BY THE ADMINISTRATIVE BAR DATE SHALL BE FOREVER BARRED, ESTOPPED, AND ENJOINED FROM ASSERTING SUCH ADMINISTRATIVE EXPENSE CLAIM AGAINST THE DEBTORS OR THEIR PROPERTY AND SUCH ADMINISTRATIVE EXPENSE CLAIMS SHALL BE DISALLOWED IN FULL AS OF THE EFFECTIVE DATE.  Objections, if any, to a timely request for payment of Administrative Expense Claims must be filed and served on the Reorganized Debtors and the requesting party no later than ninety (90) days after the Administrative Bar Date.

2.2	DIP Claims.

On or before the Effective Date, with and subject to the reasonable consent of DVB Bank SE, SEACOR shall acquire or, in accordance with the terms of the DIP Facility, the Debtors shall repay, by payment in full in cash without representation or warranty, all DIP Principal Claims held by DVB Bank SE and its affiliates.

On the Effective Date, (i) unless otherwise agreed to by each of the DIP Lenders, in full satisfaction, settlement, and release of, and in exchange for the DIP Fee Claims (if any), such Claims shall be paid in full in Cash as provided under the DIP Credit Agreement, and (ii) in full satisfaction, settlement, and release of, and in exchange for the DIP Principal Claims, SEACOR shall receive the DIP Equity Interests.

Upon payment and satisfaction in full of all Allowed DIP Claims, all Liens and security interests granted to secure such obligations shall be terminated and immediately released, and the DIP Agent, on behalf of the DIP Lenders, shall execute and deliver to the Reorganized Debtors such instruments of release, satisfaction, and/or assignments (in recordable form) as may be reasonably requested by the Reorganized Debtors.

2.3	Adequate Protection Claims.

Pursuant to the Final DIP Order, and except as otherwise set forth in this Plan, all Allowed Adequate Protection Claims will be paid in the ordinary course of business (subject to the terms of the Final DIP Order) but no later than the Effective Date; provided, however, that such fees, costs, and expenses must be reimbursable under the terms of the applicable Pre-petition Document.  In the event of a dispute with respect to all or a portion of an Adequate Protection Claim, the Debtors shall pay the undisputed amount of such Adequate Protection Claim and reserve Cash in the amount of the remaining portion of such Adequate Protection Claim until such dispute is resolved by the parties or by the Bankruptcy Court.

2.4	Fee Claims.

2.4.1	Payment of Fee Claims.

All Professional Persons seeking allowance by the Bankruptcy Court of a Fee Claim shall be paid in full in Cash in such amounts as are approved by the Bankruptcy Court upon (i) the later of (x) the Effective Date, and (y) fourteen (14) days after the date upon which the order relating to the allowance of any such Fee Claim is entered, or (ii) such other terms as may be mutually agreed upon between the holder of such Fee Claim and the Debtors.  On the Effective Date, to the extent known, the Debtors shall reserve Cash in an amount equal to all accrued but unpaid Fee Claims as of the Effective Date, which Cash shall be disbursed solely to the holders of Allowed Fee Claims with the remainder to be reserved until all Fee Claims either have been determined to be Allowed Claims and paid in full or Disallowed by Final Order, at which time any remaining reserved Cash shall become the sole and exclusive property of the Reorganized Debtors.

2.4.2	Time for Filing Fee Claims.

Any Professional Person seeking allowance of a Fee Claim must file and serve on the Debtors and such other entities as are designated by the Bankruptcy Rules, the Confirmation Order, or other order of the Bankruptcy Court an application for final allowance of compensation for services rendered and reimbursement of expenses incurred prior to the Effective Date and in connection with the preparation and prosecution of such final application no later than forty-five (45) days after the Effective Date; provided, however, that the Debtors or Reorganized Debtors, as applicable, shall pay retained professionals of the Debtors or Reorganized Debtors in the ordinary course of business for any work performed on and after the Effective Date in furtherance of the Plan or as authorized hereunder.  Objections to such Fee Claims, if any, must be filed and served pursuant to the procedures set forth in the Confirmation Order no later than seventy-five (75) days after the Effective Date.

2.5	Priority Tax Claims.

Except to the extent that the Debtors or the Reorganized Debtors, as applicable, and the holder of an Allowed Priority Tax Claim otherwise agree, on the first Distribution Date after such Claim becomes an Allowed Claim, in full satisfaction, settlement, and release of, and in exchange for such Claim, each holder of an Allowed Priority Tax Claim shall receive, in the Debtors’ discretion, on account of such Claim:  (a) Cash in an amount equal to the amount of such Allowed Priority Tax Claim; or (b) deferred Cash payments following the Effective Date over a period ending not later than five (5) years after the Petition Date, in an aggregate amount equal to the amount of such Allowed Priority Tax Claim.  To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Allowed Claim shall be paid in full in Cash in the ordinary course of business in accordance with the terms of any agreement between the applicable Reorganized Debtor and the holder of such Allowed Claim or otherwise in accordance with applicable non-bankruptcy law.

2.6	U.S. Trustee Fees.

As soon as reasonably practicable following the Initial Distribution Date, the Reorganized Debtors shall pay, in full and in Cash, any U.S. Trustee Fees due as of the Effective Date.  On and after the Effective Date, the Reorganized Debtors shall pay the applicable U.S. Trustee Fees as such U.S. Trustee Fees become due until such time as a final decree is entered closing the applicable Chapter 11 Case.

ARTICLE 3.

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

3.1	Summary.

The Plan constitutes a separate plan of reorganization for each of the Debtors, and each of such plans shall include the classification set forth below.  To the extent that there are no Allowed Claims or Interests in a Class with respect to a particular Debtor, such Class is deemed to be omitted from such Debtor’s plan.  The Plan does not seek to effectuate a substantive consolidation or other combination of the separate Estates, but instead provides that the creditors of each Debtor will be asserting their Claims only against the Debtor(s) against which they hold Claims and, to the extent their Claims are Allowed, will receive a recovery based on the value of such Debtor(s)’ Estate(s).

3.2	Classification of Claims and Interests.

Pursuant to Bankruptcy Code section 1122, set forth below is a designation of Classes of Claims against and Interests in the Debtors.  A Claim or Interest is placed in a particular Class for the purposes of voting on the Plan and receiving distributions pursuant to the Plan, to the extent applicable, only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest and has not been paid, released, withdrawn, or otherwise settled prior to the Effective Date.  In accordance with Bankruptcy Code section 1123(a)(1), Administrative Expense Claims, DIP Claims, U.S. Trustee Fees, and Priority Tax Claims have not been classified.

Class[3]	Claims	Status	Voting Rights
Class 1	Other Priority Claims	Unimpaired	Not Entitled to Vote
Class 2	Other Secured Claims	Unimpaired	Not Entitled to Vote
Class 3	Regions Facility Claims	Impaired	Entitled to Vote
Class 4	Capital One Facility Claims	Impaired	Entitled to Vote
Class 5	Citizens Facility Claims	Impaired	Entitled to Vote
Class 6	DVB Facility Claims	Impaired	Entitled to Vote
Class 7	General Unsecured Claims	Impaired	Entitled to Vote
Class 8	Intercompany Claims	Impaired	Not Entitled to Vote
Class 9	510 Claims	Impaired	Not Entitled to Vote
Class 10	Interests in ISH	Impaired	Not Entitled to Vote
Class 11	Intercompany Interests	Impaired	Not Entitled to Vote

3 Each Class shall comprise the following sub-Classes with respect to each Debtor: (a) International Shipholding Corporation; (b) Enterprise Ship Co.; (c) Sulphur Carriers, Inc.; (d) Central Gulf Lines, Inc.; (e) Coastal Carriers, Inc.; (f) Waterman Steamship Corporation; (g) N.W. Johnsen & Co., Inc.; (h) LMS Shipmanagement, Inc.; (i) U.S. United Ocean Services, LLC; (j) Mary Ann Hudson, LLC; (k) Sheila McDevitt, LLC; (l) Tower LLC; (m) Frascati Shops, Inc.; (n) Gulf South Shipping PTE LTD; (o) LCI Shipholdings, Inc.; (p) Dry Bulk Australia LTD; (q) Dry Bulk Americas LTD; and (r) Marco Shipping Company PTE LTD.  To the extent that there are no Allowed Claims or Interests in a sub-Class with respect to a particular Debtor, such sub-Class is deemed to be omitted with respect to such Debtor.

3.3	Treatment of Claims and Interests.

3.3.1	Class 1—Other Priority Claims.

(a)          Classification:  Class 1 consists of the Allowed Other Priority Claims.  Although all Allowed Other Priority Claims have been placed in one Class for the purposes of nomenclature, the Allowed Other Priority Claims against each Debtor shall be treated as being in a separate sub-Class for the purpose of receiving distributions under the Plan.

(b)          Treatment:  Except to the extent that a holder of an Allowed Other Priority Claim agrees to a less favorable treatment, on the first Distribution Date after such Claim becomes an Allowed Other Priority Claim, in full satisfaction, settlement, and release of, and in exchange for such Allowed Other Priority Claim, each holder of an Allowed Other Priority Claim shall receive payment of such Allowed Claim in full in Cash.

(c)          Voting:  Class 1 is Unimpaired, and the holders of Allowed Other Priority Claims are conclusively presumed to have accepted the Plan pursuant to Bankruptcy Code section 1126(f).  Therefore, holders of Allowed Other Priority Claims are not entitled to vote to accept or reject the Plan.

3.3.2	Class 2—Other Secured Claims.

(a)          Classification: Class 2 consists of the Other Secured Claims, if any.  Although all Allowed Other Secured Claims have been placed in one Class for the purposes of nomenclature, the Allowed Other Secured Claims against each Debtor shall be treated as being in a separate sub-Class for the purpose of receiving distributions under the Plan.

(b)          Treatment:  Except to the extent that a holder of an Allowed Other Secured Claim agrees to a less favorable treatment, on the first Distribution Date after such Claim becomes an Allowed Other Secured Claim, in full satisfaction, settlement, and release of, and in exchange for such Claim, each holder of an Allowed Other Secured Claim shall receive one of the following treatments, determined at the option of the applicable Debtor, with the consent of SEACOR, or the applicable Reorganized Debtor, as applicable: (i) payment in full in Cash, including interest, to the extent applicable; or (ii) such other treatment as may be agreed to by the holder of such Claim and the applicable Reorganized Debtor.

(c)          Voting: Class 2 is Unimpaired and the holders of Allowed Other Secured Claims are conclusively presumed to have accepted the Plan pursuant to Bankruptcy Code section 1126(f).  Therefore, holders of Allowed Other Secured Claims are not entitled to vote to accept or reject the Plan.

3.3.3	Class 3—Regions Facility Claims

(a)          Classification:               Class 3 consists of the Regions Facility Claims against International Shipholding Corporation (Class 3a); Enterprise Ship Company, Inc. (Class 3b); Sulphur Carriers, Inc. (Class 3c); Central Gulf Lines, Inc. (Class 3d); Coastal Carriers, Inc. (Class 3e); Waterman Steamship Corporation (Class 3f); N.W. Johnsen & Co., Inc. (Class 3g); LMS Shipmanagement, Inc. (Class 3h); U.S. United Ocean Services, LLC (Class 3i); Mary Ann Hudson, LLC (Class 3j); Sheila McDevitt, LLC (Class 3k); Tower, LLC (Class 3l); Frascati Shops, Inc. (Class 3m), which shall be Allowed in the aggregate principal amount of $59,291,602.88, minus the amount of repayment (if any) of principal prior to the Effective Date.

(b)          Treatment:          On the Effective Date, or as soon as reasonably practicable thereafter, in full satisfaction, settlement, and release of, and in exchange for such Claim, each holder of a Regions Facility Claim shall receive its pro rata share of

(1)

(x) the proceeds generated from the (i) disposition of the vessel Louisiana Enterprise (and Coastal 101), (ii) disposition of, at the election of SEACOR, either the vessel Texas Enterprise or the vessel Florida Enterprise (and the Coastal 202) and (iii) collection of the BP Claim (the property identified in (i) and (iii) and elected by SEACOR in (ii), collectively, the “Regions Note Collateral”); or

(y) solely to the extent that all of the Regions Note Collateral has not been disposed of or collected, as applicable, prior to the Effective Date, a non-recourse note (the “Regions Note”)4 issued to Regions Bank, as agent, in the principal amount equal to $4.5 million minus the amount of proceeds realized and paid on account of such Regions Facility Claim from the disposition or collection, as applicable, of such Regions Note Collateral:

(a) maturing on the earlier of the one (1) year anniversary of the Effective Date and the disposition or collection, as applicable, of the Regions Note Collateral;

(b) secured solely by the Regions Note Collateral;

(c) bearing interest at an annual rate of 7%, which interest will be payable monthly and on the maturity date; and

4 It is contemplated that the obligors of the Regions Note shall be the owners of the Regions Note Collateral securing the Regions Note and their respective corporate parents.

(d) in the event of a default under the Regions Note, reasonable and documented fees and expenses shall be paid to Regions Bank, as agent, in connection with the Regions Note.

provided, that, the consent (not to be unreasonably withheld) of Regions Bank, as agent, shall be required prior to any disposition of any vessels constituting the Regions Note Collateral or any settlement or disposition of the BP Claim.  For purposes of the foregoing, Regions Bank, as agent, shall be deemed to consent to any sale(s) proposed by the Reorganized Debtors at least one month prior to the maturity date of the Regions Note if such proposed sale(s) are reasonably expected to generate proceeds sufficient to satisfy the Regions Note in full;

provided, further, that, if, at the election of SEACOR made prior to the Effective Date, one or more liquidating trusts (the structure and documentation of which shall be reasonably satisfactory to Regions Bank, as agent) are established for the benefit of holders of Regions Facility Claims, (1) the Regions Note Collateral other than the BP Claim (to the extent not disposed of prior to the Effective Date) shall be transferred to such trust(s), (2) the Regions Note shall be secured by the BP Claim and any amounts owed under the Regions Note shall be reduced by any collection of the BP Claim and/or the proceeds generated from the sale of such Regions Note Collateral so transferred to any such liquidating trust(s) until the Regions Note is satisfied in full (including any accrued and unpaid interest thereon), and (3) the holders of the Regions Facility Claims shall be the sole beneficiaries of any such trust(s) (up to the amount necessary to satisfy the Regions Note in full, including any accrued and unpaid interest thereon).

plus

(2) Cash (including from the sale of the Specialty Business Segment, as applicable) in an amount necessary to satisfy the Regions Facility Claims in full (after accounting for any distribution under (1) above, provided that the Regions Note shall be treated as having a value equal to the face amount thereof).

 (c)          Voting:              Class 3 is Impaired.  Therefore, holders of Allowed Regions Facility Claims are entitled to vote to accept or reject the Plan.

3.3.4	Class 4—Capital One Facility Claims

(a)          Classification:  Class 4 consists of the Allowed Capital One Facility Claims against LCI Shipholdings Inc. (Class 4o).

(b)          Treatment: Except to the extent that a holder of an Allowed Capital One Facility Claim agrees to a less favorable treatment, on the Effective Date or as soon as reasonably practicable thereafter, in full satisfaction, settlement, and release of, and in exchange for such Claim, the holder of the Allowed Capital One Facility Claims shall receive, at the option of the applicable Debtor, with the consent of SEACOR, or the applicable Reorganized Debtor, as applicable, in the event of any disposition of the Collateral securing such Claim, the proceeds generated by such disposition, or  delivery of the Collateral securing such Claim to the holder of such Claim.  The Debtors agree to continue to operate such Collateral in the ordinary course of business prior to any delivery pursuant to this section 3.3.4 so as to deliver such Collateral, to the extent reasonably practicable, free of liens, claims and encumbrances.

(c)          Voting:  Class 4 is Impaired.  Therefore, holders of Allowed Capital One Facility Claims are entitled to vote to accept or reject the Plan.

3.3.5	Class 5—Citizens Facility Claims

(a)          Classification:  Class 5 consists of the Allowed Citizens Facility Claims against LCI Shipholdings Inc. (Class 5o).

(b)          Treatment: Except to the extent that a holder of an Allowed Citizens Facility Claim agrees to a less favorable treatment, on the Effective Date or as soon as reasonably practicable thereafter, in full satisfaction, settlement, and release of, and in exchange for such Claim, the holder of the Allowed Citizens Facility Claim shall receive, at the option of the applicable Debtor, with the consent of SEACOR, or the applicable Reorganized Debtor, as applicable, in the event of any disposition of the Collateral securing such Claims, the proceeds generated by such disposition; or  delivery of the Collateral securing such Claims to the holder of such Claims. The Debtors agree to continue to operate such Collateral in the ordinary course of business prior to any delivery pursuant to this section 3.3.5 so as to deliver such Collateral, to the extent reasonably practicable, free of liens, claims and encumbrances.

(c)          Voting:  Class 5 is Impaired.  Therefore, holders of Allowed Citizens Facility Claims are entitled to vote to accept or reject the Plan.

3.3.6	Class 6—DVB Facility Claims

(a)          Classification:  Class 6 consists of the Allowed DVB Facility Claims against Central Gulf Lines Inc. (Class 6d).

(b)          Treatment:  Except to the extent that a holder of an Allowed DVB Facility Claim agrees to a less favorable treatment, on the Effective Date or as soon as reasonably practicable thereafter, and in no event more than 30 days after the Effective Date without the consent of DVB Bank SE, in full satisfaction, settlement, and release of, and in exchange for such Claim, each holder of an Allowed DVB Facility Claim shall receive, at the option of the applicable Debtor, with the consent of SEACOR, or the Reorganized Debtors, as applicable, either (x) payment in  Cash in the amount of $28,162,271.03, plus interest and any reasonable fees, costs, or charges provided for under the DVB Facility to the extent required under Bankruptcy Code 506(b), (y) in the event of any disposition of the Collateral securing such Allowed DVB Facility Claim, the proceeds generated by such disposition up to an amount sufficient to provide payment in full, subject only to claims secured by such Collateral that are senior in priority to the Allowed DVB Facility Claims, or (z) delivery of the Collateral securing such Allowed DVB Facility Claim to the agent under the DVB Facility, or its nominee, at a time and place and in a manner that is mutually acceptable to the Debtors and the agent under the DVB Facility. The Debtors agree to continue to operate such Collateral in the ordinary course of business prior to any delivery pursuant to this section 3.3.6 so as to deliver such Collateral, to the extent reasonably practicable, free of liens, claims and encumbrances.

(c)          Voting:  Class 6 is Impaired.  Therefore, holders of Allowed DVB Facility Claims are entitled to vote to accept or reject the Plan.

3.3.7	Class 7—General Unsecured Claims

(a)          Classification:  Class 7 consists of the Allowed General Unsecured Claims.  Although all General Unsecured Claims have been placed in one Class for the purposes of nomenclature, the General Unsecured Claims against each Debtor shall be treated as being in a separate sub-Class for the purpose of voting and receiving distributions under the Plan.

(b)          Treatment:  Except to the extent that a holder of an Allowed General Unsecured Claim agrees to a less favorable treatment, on the first Distribution Date after such Claim becomes an Allowed General Unsecured Claim, in full satisfaction, settlement, and release of, and in exchange for such Allowed General Unsecured Claim:

(i)            each holder of an Allowed General Unsecured Claim in Classes 7(a) – (m) and (p) – (q) shall receive its pro rata share of the GUC Trust Interests.

(ii)           each holder of an Allowed General Unsecured Claim in Class 7(o) shall receive its pro rata share of the LCI GUC Distribution Pool.

(iii)          each holder of an Allowed General Unsecured Claim in Classes 7(n) and 7(r) shall receive its pro rata share of the Remaining Cash on Hand on the applicable Debtor’s balance sheet prior to distribution of such Cash to holders of Interests in the applicable Debtor.

(c)          Voting:  Class 7 is Impaired.  Therefore, holders of Allowed General Unsecured Claims are entitled to vote to accept or reject the Plan.

3.3.8	Class 8—Intercompany Claims

(a)          Classification: Class 8 consists of any Claim (including an Administrative Expense Claim), Cause of Action, or remedy asserted against a Debtor by another Debtor or a Debtor by a direct or indirect non-Debtor Subsidiary of any Debtor.

(b)          Treatment: There shall be no distribution to the holders of Intercompany Claims on account of such Claims, and such Claims shall be cancelled, reinstated, or modified, as determined by the Debtors in consultation with SEACOR, on the Effective Date.

(c)          Voting: Class 8 is Impaired, and the holders of Allowed Intercompany Claims are conclusively deemed to have rejected the Plan pursuant to Bankruptcy Code section 1126(g).  Therefore, holders of Allowed Intercompany Claims are not entitled to vote to accept or reject the Plan.

3.3.9	Class 9—510 Claims

(a)          Classification: Class 9 consists of the 510 Claims, if any, against each Debtor.  Although all 510 Claims have been placed in one Class for the purposes of nomenclature, the 510 Claims against each Debtor shall be treated as being in a separate sub-Class.

(b)          Treatment: There shall be no distribution to the holders of 510 Claims on account of such Claims.

(c)          Voting: Class 9 is Impaired, and the holders of 510 Claims are conclusively deemed to have rejected the Plan pursuant to Bankruptcy Code section 1126(g).  Therefore, holders of 510 Claims are not entitled to vote to accept or reject the Plan.

3.3.10	Class 10—Interests in ISH

(a)          Classification: Class 10 consists of all Interests in ISH.

(b)          Treatment:  On the Effective Date, all Interests in ISH shall be deemed canceled and extinguished and shall be of no further force and effect, whether surrendered for cancelation or otherwise, and there shall be no distribution to the holders of Interests in ISH on account of such Interests.

(c)          Voting: Class 10 is Impaired, and the holders of Class 10 Interests are conclusively presumed to have rejected the Plan pursuant to Bankruptcy Code section 1126(g).  Therefore, holders of Interests in ISH are not entitled to vote to accept or reject the Plan.

3.3.11	Class 11—Intercompany Interests

(a)          Classification: Class 11 consists of all Intercompany Interests.  Although all Intercompany Interests have been placed in one Class for the purposes of nomenclature, the Intercompany Interests in each Debtor shall be treated as being in a separate sub-Class.

(b)          Treatment:  Intercompany Interests shall be cancelled, and no distribution shall be made on account of such Interests, unless all Claims against such entity have been satisfied in full, in which case any remaining funds shall be distributed to the applicable holder of Intercompany Interests.

(c)          Voting: Holders of Intercompany Interests are either Unimpaired, and such holders are conclusively presumed to have accepted the Plan pursuant to Bankruptcy Code section 1126(f), or Impaired, and such holders are deemed to have rejected the Plan pursuant to Bankruptcy Code section 1126(g). Therefore, each holder of an Intercompany Interest will not be entitled to vote to accept or reject the Plan.

ARTICLE 4.

ACCEPTANCE OR REJECTION OF THE PLAN; EFFECT OF
REJECTION BY ONE OR MORE CLASSES OF CLAIMS OR INTERESTS

4.1	Classes Entitled To Vote.

Classes 3, 4, 5, 6, and 7 are Impaired and are entitled to vote to accept or reject the Plan.  By operation of law, Classes 1 and 2 are Unimpaired and are deemed to have accepted the Plan and, therefore, not entitled to vote.  By operation of law, Classes 8, 9, 10, and 11 are deemed to have rejected the Plan and not entitled to vote.

4.2	Tabulation of Votes on a Non-Consolidated Basis.

All votes on the Plan shall be tabulated on a non-consolidated basis by Class and by Debtor for the purpose of determining whether the Plan satisfies Bankruptcy Code sections 1129(a)(8) and (10).

4.3	Acceptance by Impaired Classes.

An Impaired Class of Claims shall have accepted the Plan if, not counting the vote of any holder designated under Bankruptcy Code section 1126(e), (a) the holders of at least two-thirds (2/3) in dollar amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (b) the holders of more than one-half (1/2) in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.

4.4	Elimination of Vacant Classes.

To the extent applicable, any Class that does not contain any Allowed Claims, Allowed Interests, or Claims or Interests temporarily allowed for voting purposes under Bankruptcy Rule 3018 as of the date of commencement of the Confirmation Hearing, for all Debtors or for any particular Debtor, shall be deemed to have been eliminated from the Plan for all Debtors or for such particular Debtor, as applicable, for purposes of voting to accept or reject the Plan and for determining whether such Class has accepted or rejected the Plan pursuant to Bankruptcy Code section 1129(a)(8).

4.5	Confirmation Pursuant to Bankruptcy Code Section 1129(b) (Cramdown).

Because certain Classes are deemed to have rejected the Plan, the Debtors will request confirmation of the Plan under Bankruptcy Code section 1129(b) with respect to such Classes.  Subject to Sections 13.2 and 13.3 of the Plan, the Debtors reserve the right, with SEACOR’s consent, (i) to alter, amend, modify, revoke, or withdraw the Plan or any Plan Document to satisfy the requirements of Bankruptcy Code section 1129(b), if necessary and (ii) to request confirmation of the Plan, as it may be modified, supplemented, or amended from time to time, with respect to any Class that affirmatively votes to reject the Plan.

ARTICLE 5.

MEANS FOR IMPLEMENTATION

5.1	New Senior Debt Facility

On the Effective Date, the Reorganized Debtors shall enter into the New Senior Debt Agreement and such New Senior Debt Facility documents as SEACOR may reasonably require, subject to such modifications as the Reorganized Debtors may deem to be reasonably necessary to consummate the New Senior Debt Facility.  The Confirmation Order shall authorize the Reorganized Debtors to execute and deliver the New Senior Debt Facility documents and perform their obligations thereunder, including, without limitation, the payment or reimbursement of any fees, expenses, losses, damages or indemnities.  The Reorganized Debtors may use the proceeds of the New Senior Debt Facility for any purpose permitted thereunder, including the funding of the Debtors’ obligations under the Plan and satisfaction of ongoing working capital needs.

Upon the date the New Senior Debt Agreement becomes effective, (a) the New Senior Debt Facility documents shall constitute the legal, valid, and binding obligations of the Reorganized Debtors, enforceable in accordance with their respective terms, and (b) no obligation, payment, transfer, or grant of security under the New Senior Debt Facility documents shall be stayed, restrained, voidable, or recoverable under the Bankruptcy Code or under any applicable law or subject to any defense, reduction, recoupment, setoff, or counterclaim.  The Debtors and the Reorganized Debtors, as applicable, and the other persons granting any Liens and security interests to secure the Reorganized Debtors’ obligations under the New Senior Debt Facility documents are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary or desirable to establish and further evidence perfection of such Liens and security interests under the provisions of any applicable federal, state, provincial, or other law (whether domestic or foreign) (it being understood that perfection shall occur automatically by virtue of the occurrence of the Effective Date, and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

5.2	New Money Capital Infusion and Issuance of New Equity Interests

5.2.1	New Money Capital Infusion

On the Effective Date, SEACOR shall fund the New Money Capital Infusion in the amount of $10.5 million in immediately available funds.  For the avoidance of doubt, to the extent that any portion of the DIP Principal Claim is repaid by the Debtors before the Effective Date, SEACOR shall increase the New Money Capital Infusion by an equivalent amount.

5.2.2	Issuance of New Equity Interests

On the Effective Date and without any further corporate action, Reorganized ISH shall issue the New Equity Interests and (a) deliver the New Money Equity Interests to SEACOR on account of the New Money Capital Infusion and (b) deliver the DIP Equity Interest to SEACOR (as provided for in Section 2.2) in satisfaction of the DIP Principal Claims.

The New Equity Interests shall be authorized under the New Certificate of Incorporation of Reorganized ISH, fully paid and non-assessable.

5.3	Cancellation of Securities and Agreements

On the Effective Date, except as otherwise specifically provided for in the Plan, (a) the obligations of the Debtors under the Pre-petition Facilities and the DIP Facility and any certificate, share, note, bond, indenture, purchase right, option, warrant or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest (except such certificates, notes, or other instruments or documents evidencing indebtedness or obligations of the Debtors that are specifically reinstated pursuant to the Plan), shall be cancelled as to the Debtors, and the Reorganized Debtors shall not have any continuing obligations thereunder and (b) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors (except such agreements, certificates, notes, or other instruments evidencing indebtedness or obligations of the Debtors that are specifically reinstated or assumed pursuant to the Plan) shall be released and discharged.  On and after the Effective Date, all duties and responsibilities of the agents and Pre-petition Secured Parties under the Pre-petition Documents shall be discharged except to the extent required in order to effectuate the Plan.

Notwithstanding the foregoing, the Regions Facility shall continue in effect until distribution to holders of Allowed Class 3 Claims under the Plan are completed, solely for the purposes of, as applicable: (a) allowing holders of Allowed Class 3 Claims to receive distributions under the Plan; and (b) allowing and preserving the rights of the agent under the Regions Facility including, to (i) make distributions in satisfaction of Allowed Class 3 Claims and (ii) appear in these Chapter 11 Cases.  For the avoidance of doubt, neither the Debtors nor the Reorganized Debtors shall owe any amounts to Regions or the lenders under the Regions Facility or have any obligations in respect of the same except as provided for under section 3.3.3 of the Plan.

5.4	Private Company

On the Effective Date, Reorganized ISH shall be a private, non-reporting company, and the New Equity Interests shall not be registered or listed on any national securities exchange.

5.5	Section 1145 Exemption

Pursuant to Bankruptcy Code section 1145, the offering, issuance, and distribution of the New Equity Interests contemplated by the Plan shall be exempt from, among other things, the registration requirements of Securities Act section 5 and any other applicable law requiring registration before the offering, issuance, distribution, or sale of securities.  Accordingly, the New Equity Interests contemplated by the Plan will be freely tradable in the United States of America by the recipients thereof subject to (a) the provisions of Bankruptcy Code section 1145(b)(1) relating to the definition of an underwriter in Securities Act section 2(a)(11); (b) compliance with applicable securities laws and any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of the New Equity Interests; and (c) applicable regulatory approval.

5.6	Sources of Consideration for Plan Distributions

The Reorganized Debtors shall use Cash on hand and the assignment of certain Causes of Action to fund distributions to certain holders of Allowed Claims in accordance with article 3 of the Plan.  The Debtors anticipate that Cash on hand will include Remaining Cash on Hand from the business, Sale Proceeds, New Money Capital Infusion, funds available under the New Senior Debt Facility, and Cash generated by the sale or liquidation of other de minimis assets.

5.7	Corporate Existence

Except as otherwise provided herein, in the New Corporate Governance Documents, or elsewhere in the Plan Supplement, each Reorganized Debtor shall exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each such Reorganized Debtor is incorporated or formed.  The New Corporate Governance Documents shall be substantially in the form contained in the Plan Supplement.

5.8	New Certificates of Incorporation and New By-laws

On or immediately before the Effective Date, each of the Reorganized Debtors will file their respective New Certificates of Incorporation with the applicable Secretaries of State or other applicable authorities in their respective states of incorporation in accordance with the corporate laws of the respective states of incorporation.  Pursuant to Bankruptcy Code section 1123(a)(6), the New Certificates of Incorporation with respect to each Reorganized Debtor that is a corporation will prohibit the issuance of nonvoting equity securities.  After the Effective Date, each of the Reorganized Debtors may amend and restate their respective New Certificates of Incorporation and New By-laws and other constituent documents as permitted by the laws of their respective states of incorporation, their respective New Certificates of Incorporation and New By-laws.

5.9	Reorganized Debtors’ Boards of Directors

As of the Effective Date, the terms of the current members of the board of directors of each of the Debtors shall expire.  The New Board of Reorganized ISH, which shall consist of at least three (3) members, shall be selected by SEACOR.  The identity and affiliations of the members of the New Board of Reorganized ISH and, if any such individual is an “insider” under the Bankruptcy Code, the nature of any compensation to be paid to such individual will be disclosed in the Plan Supplement.  To the extent allowable by applicable law, the members of the initial New Board of Reorganized ISH shall also serve as members of the other New Boards.

5.10	Reorganized Debtors’ Officers

As of the Effective Date, the term of the current officers of each of the Debtors shall expire.  The initial Chief Executive Officer of Reorganized ISH shall be selected by SEACOR.  The other officers of each of the Reorganized Debtors shall be determined by the New Boards of each of the Reorganized Debtors.  Such officers shall serve in accordance with applicable nonbankruptcy law.  The identity and affiliations of the officers of the Reorganized Debtors and, if any such individual is an “insider” under the Bankruptcy Code, the nature of any compensation to be paid to such individual shall be disclosed in the Plan Supplement.

5.11	Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in the Plan, the Plan Supplement, or any agreement, instrument, or other document incorporated therein, to the extent not transferred to the GUC Trust, on the Effective Date, any and all property of each Estate and all Causes of Action belonging to the Debtors (except those released pursuant to the releases set forth in article 11 of the Plan and Released Avoidance Actions) shall vest in each applicable Reorganized Debtor free and clear of all Liens, Claims, Interests, charges, or other encumbrances (except for Liens, if any, granted to secure the New Senior Debt Facility).  On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

5.12	Corporate Action

Upon the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved in all respects, including (1) selection of the directors and officers of the Reorganized Debtors, (2) the distribution of the New Equity Interests as provided herein, (3) the execution and entry into the New Senior Debt Agreement and (4) all other actions contemplated by the Plan (whether to occur before, on, or after the Effective Date).  All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, or officers of the Debtors or the Reorganized Debtors.

On or (as applicable) before the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and directed to issue, execute, and deliver the agreements, documents, securities, certificates of incorporation, operating agreements, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the names of and on behalf of the Reorganized Debtors, including the New Equity Interests, the New Senior Debt Agreement and any and all agreements, documents, securities, and instruments relating to the foregoing.  The authorizations and approvals contemplated by this Section shall be effective notwithstanding any requirements under nonbankruptcy law.

5.13	Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Debtors, and their managers, officers and members of the New Boards are authorized to and may issue, execute, deliver, file or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the New Senior Debt Agreement, the terms and conditions of the Plan, and the New Equity Interests without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan.

5.14	General Settlement of Claims and Interests

Subject to article 7, all distributions made to holders of Allowed Claims and Interests in any Class are intended to be and shall be final and indefeasible.

5.15	Section 1146 Exemption from Certain Taxes and Fees

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfer from a Debtor to a Reorganized Debtor or to any entity pursuant to, in contemplation of, or in connection with this Plan or pursuant to: (1) the issuance, distribution, transfer, or exchange of any debt, securities, or other interest in the Debtors or the Reorganized Debtors; (2) the creation, modification, consolidation, or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means; (3) the making, assignment, or recording of any lease or sublease; or (4) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to this Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles, or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, sales or use tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

5.16	D&O Liability Insurance Policies and Indemnification Provisions

Notwithstanding anything herein to the contrary, as of the Effective Date, the D&O Liability Insurance Policies and Indemnification  Provisions  belonging  or  owed  to  directors, officers, and employees of the Debtors (or the estates of any of the foregoing) who served or were employed by the Debtors as of or after the Petition Date, excluding claims resulting from gross negligence, willful misconduct, breach of fiduciary duty or intentional tort, shall be deemed to be, and shall be treated as though they are, Executory Contracts and, unless otherwise provided herein or in the Schedule of Assumed Contracts and Leases, the Debtors shall reject such D&O Liability Insurance Policies and Indemnification Provisions pursuant to Bankruptcy Code section 365(a).   Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Debtors’ foregoing rejection of each such D&O Liability Insurance Policy and Indemnification Provision. Notwithstanding the foregoing, the Run-Off Period Endorsement with respect to ISH’s D&O Liability Insurance Policy from Continental Casualty Company and the related coverage through Great American Insurance Company and ACE American Insurance Company shall be assumed and the Confirmation Order shall constitute the Bankruptcy Court’s approval of such assumption.

In addition, on the Effective Date, the New Board, in its sole discretion, may adopt the New Corporate Governance Documents that contain provisions that (i) eliminate the personal liability of the Debtors’ and the Reorganized Debtors’ then-present and future directors and officers for post-emergence monetary damages resulting from breaches of their fiduciary duties to the fullest extent permitted by applicable law in the state in which the subject Reorganized Debtor is organized and (ii) require such Reorganized Debtor, subject to appropriate procedures, to indemnify the Debtors’ and the Reorganized Debtors’ directors, officers, and other key employees (as such key employees are identified by the New Board) serving on or after the Effective Date for all claims and actions to the fullest extent permitted by applicable law in the state in which the subject Reorganized Debtor is organized.

Notwithstanding anything to the contrary, as of the Effective Date, all Indemnification Provisions belonging or owed to directors, officers and employees of the Debtors who served or were employed by the Debtors prior to, but not after, the Petition Date shall be deemed to be, and shall be treated as though they are, Executory Contracts that are rejected pursuant to Bankruptcy Code section 365 under the Plan.

5.17	Preservation of Rights and Causes of Action

In accordance with Bankruptcy Code section 1123(b), and except where such Causes of Action have been expressly transferred or released (including, for the avoidance of doubt, pursuant to the releases provided by Section 11.5.1 of the Plan and Released Avoidance Actions), the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date.  No Person may rely on the absence of a specific reference in the Plan, the Disclosure Statement, the Plan Supplement or the Causes of Action retained by the Debtors to any Cause of Action against them as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against them.

5.18	Management Incentive Plan

The board of directors of Reorganized ISH may, in its sole discretion, adopt a Management Incentive Plan following the Effective Date.  The board of directors of Reorganized ISH shall, in its sole discretion, determine any allocations with respect to awards under the Management Incentive Plan.  Any New Equity Interests allocated to the Management Incentive Plan shall dilute all other New Equity Interests to be issued pursuant to this Plan.

5.19	Comprehensive Settlement of Claims and Controversies.

Pursuant to Bankruptcy Code section 1123 and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and holders of Claims and Interests and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors or the GUC Trust, as the case may be, may compromise and settle Claims against, and Interests in, the Debtors and their Estates and Causes of Action against other entities.

Specifically, as described in Section 5.18 of the Disclosure Statement, the Debtors and the Committee have reached a compromise and settlement of all claims and controversies formally and informally asserted by the Committee, including, without limitation, with respect to the value available for distribution on account of the Allowed General Unsecured Claims against the GUC Trust Debtors and the allocation of such value among the GUC Trust Debtors’ estates.  Specifically, the Regions Facility asserts a lien against substantially all of the assets of the GUC Trust Debtors.  As the parties considered the repayment of the Regions Facility and the resulting contribution claims among the GUC Trust Debtors’ estates, together with the asserted control group liabilities, it became clear that the parties could not agree as to whether certain of the GUC Trust Debtors’ estates would have any assets available for distribution on account of the General Unsecured Claims against them.  Given this uncertainty, and recognizing the limited funds available for distribution to the holders of the General Unsecured Claims, the parties attempted to craft an equitable resolution of this dispute to avoid costly litigation.  The settlement reached between the Debtors and the Committee provides for the allocation of $3 million to the GUC Trust to be shared by the GUC Trust Debtors’ estates, on a pro rata basis, calculated as follows:  (Allowed General Unsecured Claims of the applicable GUC Trust Debtor / aggregate Allowed General Unsecured Claims of the GUC Trust Debtors) x $3.0 million.  The parties believe that such an allocation of value among these estates creates the most fair and equitable result.  This settlement is to be approved under Bankruptcy Rule 9019 through the entry of the Confirmation Order.

ARTICLE 6.

PROCEDURES FOR RESOLVING CLAIMS

6.1	Allowance of Claims.

After the Effective Date, the Reorganized Debtors shall have and retain any and all rights and defenses, including rights of setoff that the Debtors had with respect to any Claim.  Except as expressly provided in the Plan or in any order entered in the Debtors’ Chapter 11 Cases before the Effective Date (including, without limitation, the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed an Allowed Claim under the Plan or the Bankruptcy Code or a Final Order has been entered allowing such Claim, including, without limitation, the Confirmation Order.

6.2	Objections to Claims.

The Debtors or the Reorganized Debtors, as applicable, shall have the exclusive authority to file, settle, compromise, withdraw or litigate to judgment any objections to Claims as permitted under the Plan; provided, however, that the GUC Trustee and the Debtors or the Reorganized Debtors, as applicable, shall have the joint authority to file, settle, compromise, withdraw or litigate to judgment any objection to General Unsecured Claims in accordance with the terms of the GUC Trust Agreement; provided further, however, that the Debtors or the Reorganized Debtors, as applicable, shall provide notice prior to seeking the reclassification of any Claim to a General Unsecured Claim and the GUC Trust shall have standing to object to such reclassification.  Any objections to Claims (other than Administrative Expense Claims) shall be served and filed on or before the later of (a) the date that is 180 days after the Effective Date and (b) such other date as may be fixed by the Bankruptcy Court; provided, however, that the applicable deadline may be extended by presentment of an order to the Bankruptcy Court by the Reorganized Debtors or the GUC Trustee, without the need for a hearing.  Any Claims filed after the Bar Date or Administrative Bar Date, as applicable, shall be deemed disallowed and expunged in their entirety without further order of the Bankruptcy Court or any action being required on the part of the Debtors or the Reorganized Debtors, unless the Person seeking to file such untimely Claim has received the Bankruptcy Court’s authorization to do so.

6.3	Estimation of Claims.

6.3.1            The Debtors or the Reorganized Debtors, as applicable, may request that the Bankruptcy Court estimate any Claim, pursuant to Bankruptcy Code section 502(c), regardless of whether any Person has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time (including during the pendency of any appeal with respect to the allowance or disallowance of such Claims).

6.3.2           In the event that the Bankruptcy Court estimates any disputed, contingent, or unliquidated Claim, that estimated amount shall constitute either the amount of such Allowed Claim or a maximum limitation on the amount of such Allowed Claim.  If the estimated amount constitutes a maximum limitation on such Allowed Claim, the Debtors or the Reorganized Debtors, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate Plan Distribution on account of such Claim.  Notwithstanding Bankruptcy Code section 502(j), in no event shall any holder of a Claim that has been estimated pursuant to Bankruptcy Code section 502(c) or otherwise be entitled to seek reconsideration of such estimation unless such holder has filed a motion requesting the right to seek such reconsideration on or before fourteen (14) days after the date on which such Claim is estimated.  All of the Claims objection, estimation, settlement, and resolution procedures set forth in the Plan are cumulative and not exclusive of one another.  Claims may be estimated and subsequently compromised, settled, resolved, or withdrawn by any mechanism approved by the Bankruptcy Court.

6.4	Claims Paid or Payable by Third Parties.

To the extent the holder of a Claim receives payment on account of such Claim from a party that is not a Debtor or Reorganized Debtor, the Reorganized Debtors shall reduce the Claim (in full or to the extent of payment by the third party), and such Claim shall be disallowed to the extent of payment from such third party without an objection to such Claim having to be filed and without further notice to, action, order or approval of the Bankruptcy Court.  Further, to the extent a holder of a Claim receives a Plan Distribution on account of such Claim and receives payment from a party that is not a Debtor or Reorganized Debtor on account of such Claim, such holder shall, within fourteen (14) days of receipt thereof, repay or return the distribution to the Reorganized Debtors, to the extent the holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such Plan Distribution.  The failure of such holder to timely repay or return such Plan Distribution shall result in such holder owing the Reorganized Debtors annualized interest at the federal judgment rate on such amount owed for each Business Day after the fourteen-day (14-day) grace period specified above until such amount is repaid.

6.5	Insured Claims.

6.5.1           Holders of Claims that are covered by the Debtors’ insurance policies shall seek payment of such Claims from applicable insurance policies, provided that the Debtors or Reorganized Debtors, as applicable, shall have no obligation to pay any amounts in respect of pre-petition deductibles. No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction or settled in accordance with the applicable insurer’s reasonable business judgment in consultation with the Reorganized Debtors), then, immediately upon such insurers’ agreement, the Reorganized Debtors may direct the Voting and Claims Agent to expunge such Claim from the Claims Register to the extent of any agreed-upon satisfaction without a Claims objection having to be filed and without any further notice to or action, order or approval of the Bankruptcy Court.

6.5.2           Notwithstanding anything to the contrary in the Disclosure Statement, the Plan, the Plan Documents, the Plan Supplement, the Confirmation Order, any other document related to any of the foregoing or any other order of the Bankruptcy Court (including, without limitation, any other provision that purports to be preemptory or supervening or that grants an injunction or release, including, but not limited to, the injunctions set forth in Article 11 of the Plan): (i) on the Effective Date, all insurance policies issued at any time to the Debtors, their affiliates, or predecessors of any of the foregoing and all agreements related thereto shall be rejected as of the Effective Date unless specifically assumed, provided, however, that the Run-Off Period Endorsement with respect to ISH’s D&O Liability Insurance Policy from Continental Casualty Company and the related coverage through Great American Insurance Company and ACE American Insurance Company shall be assumed and the Confirmation Order shall constitute the Bankruptcy Court’s approval of such assumption; (ii) nothing in the Disclosure Statement, the Plan, the Plan Documents, the Plan Supplement or the Confirmation Order alters, modifies or otherwise amends the terms and conditions of (or the coverage provided by) such insurance policies; (iii) nothing in the Disclosure Statement, the Plan, the Plan Documents, Plan Supplement, the Confirmation Order, any Pre-petition or administrative claim bar date order (or notice) or claim objection order alters or modifies the duty, if any, that the insurers or third party administrators have to pay claims covered by the insurance policies and their right to seek payment or reimbursement from the Debtors or draw on any collateral or security therefor; and (iv) the automatic stay of Bankruptcy Code section 362(a) and the injunctions set forth in Section 11.4 of the Plan, if and to the extent applicable, shall be deemed lifted without further order of the Bankruptcy Court, solely to permit:  (A) claimants with valid claims covered by any of the insurance policies to proceed with their claims; (B) insurers and/or third party administrators to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of the Bankruptcy Court, (1) all insured claims, and (2) all costs in relation to each of the foregoing; (C) the insurers and/or third party administrators to draw against any or all of any collateral or security provided by or on behalf of the Debtors at any time and to hold the proceeds thereof as security for the obligations of the Debtors to the applicable insurers and/or third party administrators and/or apply such proceeds to the obligations of the Debtors under the applicable insurance policies, in such order as the applicable insurers and/or third party administrators may determine, but solely in accordance with the terms of such Insurance Contracts; and (D) the insurers and/or third party administrators to (1) cancel any policies under the insurance policies, and (2) take other actions relating thereto, to the extent permissible under applicable non-bankruptcy law, each in accordance with the terms of the Insurance Contracts.  For the avoidance of doubt, no holder of an insured claim that did not file a proof of claim prior to the applicable Bar Date (unless otherwise subject to an exception in the order governing Bar Dates) shall be deemed to have an Allowed Claim arising from this provision.

ARTICLE 7.

PROVISIONS GOVERNING DISTRIBUTIONS

7.1	Satisfaction of Claims.

Unless otherwise provided in the Plan, any Plan Distributions and deliveries to be made on account of Allowed Claims hereunder shall be in complete satisfaction, settlement, and release of such Allowed Claims.  Holders of Allowed Claims may assert such Claims against each Debtor obligated with respect to such Claims; provided, however, that in no case shall the aggregate value of all property received or retained under the Plan (or from third parties) by a holder of an Allowed Claim exceed 100% of such holder’s Allowed Claim plus any post-petition interest on such Claim, to the extent such interest is permitted by Section 7.5 of the Plan.

7.2	Distributions on Account of Claims Allowed as of the Effective Date.

Except as otherwise provided in the Plan or by Final Order, the Reorganized Debtors shall make initial distributions under the Plan on account of Claims that are Allowed as of the Effective Date on the Initial Distribution Date.

7.3	Distributions on Account of Claims Allowed After the Effective Date.

7.3.1          Except as otherwise provided in the Plan or by Final Order, Plan Distributions on account of a Disputed Claim that becomes an Allowed Claim after the Effective Date shall be made by the Distributing Agent on the Distribution Date that is at least thirty (30) days after the Disputed Claim becomes an Allowed Claim.

7.3.2          Notwithstanding any other provision herein, no partial payments and no partial Plan Distributions shall be made with respect to a Disputed Claim until all disputes in connection with such Disputed Claim have been resolved by settlement or Final Order.  Furthermore, without a separate order of the Bankruptcy Court, no Plan Distributions shall be made to a claimant from whom property is recoverable under section 542, 543, 550, or 553 until such claimant has paid the amount or returned the property for which it is liable.

7.4	Delivery of Plan Distributions.

7.4.1	Distribution Record Date.

As of the close of business on the Distribution Record Date, the Claims Register shall be closed and there shall be no further changes in the record holders of any Claims or Interests. The Debtors and the Disbursing Agent shall have no obligation to recognize any transfer of Claims occurring after the close of business on the Distribution Record Date and shall instead be entitled to recognize and deal for all purposes under this Plan with only those holders of records as of the close of business on the Distribution Record Date.  Additionally, with respect to payment of any cure amounts or any cure disputes in connection with the assumption and assignment of the Debtors’ executory contracts and unexpired leases, neither the Debtors nor the Disbursing Agent shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable executory contract or unexpired lease, even if such non-Debtor party has sold, assigned, or otherwise transferred its Claim for a Cure Amount.

7.4.2	Address for Plan Distributions.

Plan Distributions to holders of Allowed Claims shall be made by the Disbursing Agent at (a) the addresses of such holders on the books and records of the Debtors or their agent; or (b) the addresses in any written notice of address change delivered to the Debtors or the applicable Disbursing Agent, including any addresses on any filed proofs of Claim or transfers of Claim filed with the Bankruptcy Court.

7.4.3	Distributions on Account of Claims Administered by an Agent; Delivery of Plan Distributions to Agent.

In the case of holders of Claims whose Claims are governed by an agreement and administered by an agent, the agent shall be deemed to be the holder of such Claims for purposes of Plan Distributions to be made hereunder.  The Disbursing Agent shall make all distributions on account of such Claims to the applicable agents.  Each agent shall, at its option, hold or direct such Plan Distributions for the holders of such Allowed Claims in accordance with the Plan; provided, however, that each agent shall retain all rights under its respective agreement in connection with delivery of such Plan Distributions; provided, further, that the Debtors’ obligations to make Plan Distributions pursuant to the Plan shall be deemed satisfied upon delivery of Plan Distributions to each agent.  The agents shall not be required to give any bond, surety, or other security for the performance of their duties with respect to such distributions.

7.4.4	Setoffs.

In the event that the value of a Debtor’s claim, right, or Cause of Action against a particular claimant is undisputed, resolved by settlement, or has been adjudicated by Final Order of any court, the applicable Reorganized Debtor may set off such undisputed, resolved, or adjudicated amount against any Plan Distributions that would otherwise become due to such claimant.  Neither the failure to effectuate such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any claims, rights, or Causes of Action that the Debtors or the Reorganized Debtors may possess against such claimant.

7.4.5	De Minimis and Fractional Plan Distributions.

Notwithstanding anything herein to the contrary, the Reorganized Debtors or Disbursing Agent shall not be required to make on account of any Allowed Claim (a) partial Plan Distributions or payments of fractions of dollars or (b) any Plan Distribution if the amount to be distributed is less than $25.00.  Any funds so withheld and not distributed shall be held in reserve and distributed in subsequent distributions.

7.4.6	Undeliverable Plan Distributions.

If any Plan Distribution to any holder is returned as undeliverable, no further distributions to such holder shall be made unless and until the Reorganized Debtors have been notified of the then-current address of such holder, at which time such Plan Distribution shall be made as soon as reasonably practicable thereafter without interest, dividends, or accruals of any kind; provided, however, that such distributions shall be deemed unclaimed property under Bankruptcy Code section 347(b) and forfeited at the expiration of the later of six (6) months from (i) the Effective Date and (ii) the first Distribution Date after such holder’s Claim first becomes an Allowed Claim.  After such date, all “unclaimed property” or interests in property shall revert to the Reorganized Debtors (notwithstanding any otherwise applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary) for redistribution in accordance with the terms of the Plan, and the Claim of any holder to such property or interest in property shall be forever barred, estopped, and enjoined from asserting any Claim against any of the Debtors, the Estates, or the Reorganized Debtors.  Nothing contained herein shall require the Reorganized Debtors to attempt to locate any holder of an Allowed Claim.

7.4.7	Failure to Present Checks.

Any check issued by the Reorganized Debtors or the Disbursing Agent on account of an Allowed Claim shall be null and void if not negotiated within 120 days after the issuance of such check.  Requests for reissuance of any check shall be made directly to the Disbursing Agent by the holder of the relevant Allowed Claim with respect to which such check originally was issued.  If any holder of an Allowed Claim holding an un-negotiated check does not request reissuance of that check within six (6) months after the date the check was mailed or otherwise delivered to the holder, that Allowed Claim shall be released and the holder thereof shall be forever barred, estopped, and enjoined from asserting any Claim against any of the Debtors or Reorganized Debtors.  In such cases, any Cash held for payment on account of such Claims shall be property of the Reorganized Debtors, free of any Claims of such holder with respect thereto, and shall be redistributed to the other holders of Allowed Claims in accordance with the Plan.

7.5	No Post-Petition Interest on Claims.

Other than as specifically provided in the Plan, the Confirmation Order, the Cash Collateral Order, or other order of the Bankruptcy Court, or required by applicable bankruptcy or non-bankruptcy law, post-petition interest shall not accrue or be paid on any pre-petition Claim, and no holder of a pre-petition Claim shall be entitled to interest accruing on such Claim on or after the Petition Date.

7.6	Withholding and Reporting Requirements.

In connection with the Plan, the Reorganized Debtors shall comply with all withholding and reporting requirements imposed by federal, state, local and foreign taxing authorities and all distributions hereunder shall be subject to such withholding and reporting requirements.  The Reorganized Debtors shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.  Notwithstanding the foregoing, each Holder of an Allowed Claim that is to receive a distribution hereunder shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any government unit, including income, withholding and other tax obligations, on account of such distribution.  The Reorganized Debtors have the right, but not the obligation, not to make a distribution until such Holder has made arrangements satisfactory to the Reorganized Debtors for payment of any such tax obligations.  The Reorganized Debtors may require, as a condition to the receipt of a distribution, that the Holder of an Allowed Claim provide the information and/or forms required pursuant to Section 9.8, as applicable to each Holder.  If such Holder fails to comply with such request within six (6) months, such distribution shall be deemed an unclaimed distribution, shall revert to the Reorganized Debtors, as applicable, and such Holder shall be forever barred from asserting any such Allowed Claim against the Debtors or their Assets, the Reorganized Debtors or their Assets, or other Assets transferred pursuant to the Plan.

ARTICLE 8.

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

8.1	General Treatment.

Effective as of the Effective Date, all Executory Contracts and Unexpired Leases are hereby assumed, except for an Executory Contract or Unexpired Lease that (i) has previously been assumed or rejected pursuant to a Final Order of the Bankruptcy Court, (ii) is specifically designated as an Executory Contract or Unexpired Lease to be rejected on the Schedule of Rejected Contracts and Leases or is otherwise expressly rejected pursuant to the Plan, (iii) is the subject of a separate (a) assumption motion filed by the Debtors (with the consent of SEACOR) or (b) rejection motion filed by the Debtors (with the consent of SEACOR) under section 365 of the Bankruptcy Code prior to the Confirmation Date, or (iv) is the subject of a pending objection regarding a Cure Dispute.

8.2	Determination of Cure Disputes

8.2.1            The Debtors shall file, as part of the Plan Supplement, the Schedule of Assumed Contracts and Leases and shall serve, not less than twenty (20) days prior to the commencement of the Confirmation Hearing, a notice on parties to Executory Contracts and Unexpired Leases to be assumed reflecting the Debtors’ intention to assume the contract or lease in connection with this Plan and, where applicable, setting forth the proposed Cure Amount (if any).  The proposed Cure Amount for any Executory Contract or Unexpired Lease not listed on the schedule shall be $0.00.

8.2.2            To the extent that a Cure Dispute is asserted in an objection filed not less than ten (10) days prior to the commencement of the Confirmation Hearing, and properly served on the Debtors, such Cure Dispute shall be scheduled for a hearing by the Bankruptcy Court. Following resolution of a Cure Dispute by Final Order of the Bankruptcy Court, the applicable Executory Contract or Unexpired Lease shall be deemed assumed effective as of the Effective Date, provided that the Debtors, with the consent of SEACOR, reserve the right to reject any Executory Contract or Unexpired Lease following entry of a Final Order of the Bankruptcy Court resolving the applicable Cure Dispute by filing a notice indicating such rejection within three (3) Business Days of the entry of such Final Order.

8.2.3            To the extent that an objection is not timely filed and properly served on the Debtors with respect to a Cure Dispute, then the counterparty to the applicable Executory Contract or Unexpired Lease shall be deemed to have assented to (a) the Cure amount proposed by the Debtors and (b) the assumption of such contract or lease, notwithstanding any provision thereof that (i) prohibits, restricts or conditions the transfer or assignment of such contract or lease, or (ii) terminates or permits the termination of a contract as a result of any direct or indirect transfer or assignment of the rights of the Debtor under such contract or a change in the ownership or control as contemplated by the Plan, and shall forever be barred and enjoined from asserting such objection against the Debtors or terminated or modifying such contract on account of transactions contemplated by the Plan.

8.3	Payments Related to Assumption of Contracts and Leases.

8.3.1           Subject to resolution of any Cure Dispute, any monetary amounts by which any Executory Contract and Unexpired Lease to be assumed hereunder is in default shall be satisfied pursuant to Bankruptcy Code section 365(b)(1), by payment of the default amount in cash on the Effective Date or on such other terms as the parties to such Executory Contract or Unexpired Lease may agree.

8.3.2           Assumption and assignment of any Executory Contract or Unexpired Lease pursuant to the Plan, or otherwise, shall result in the full release and satisfaction of any Claims or defaults, subject to satisfaction of the Cure, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any Executory Contract or Unexpired Lease at any time before the effective date of assumption and/or assignment. Any proofs of claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed disallowed and expunged, without further notice to or action, order or approval of the Bankruptcy Court or any other entity.

8.4	Rejection.

8.4.1            All Claims arising from the rejection of Executory Contracts or Unexpired Leases must be filed with the Claims Agent according to the procedures established for the filing of proofs of claim or before the later of (i) the applicable Bar Date and (ii) thirty (30) days after the entry of the order approving the rejection of such Executory Contract or Unexpired Lease.  All Claims arising from the rejection of Executory Contracts or Unexpired Leases that are evidenced by a timely filed proof of claim will be treated as General Unsecured Claims.  Upon receipt of the Plan Distribution provided in Section 7.4 of the Plan, all such Claims shall be satisfied, settled, and released as of the Effective Date, and shall not be enforceable against the Debtors, the Estates, the Reorganized Debtors, or their respective properties or interests in property.

8.4.2            Any Person that is required to file a proof of claim arising from the rejection of an Executory Contract or Unexpired Lease that fails to timely do so shall be forever barred, estopped and enjoined from asserting such Claim, and such Claim shall not be enforceable, against the Debtors, the Estates, the Reorganized Debtors, or their respective properties or interests in property, unless otherwise ordered by the Bankruptcy Court or as otherwise provided herein.

8.5	Compensation and Benefits

8.5.1            All broad-based employee benefit plans, policies and programs of the Debtors applicable to their respective employees, retirees, and non-employee directors, including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, and life and accidental death and dismemberment insurance plans, are deemed to be Executory Contracts and shall be treated in accordance with this Article 8.

8.5.2            Notwithstanding anything in this Article 8 to the contrary, all employment agreements and all severance, retention, incentive bonus, change in control bonus, and all other incentive compensation plans, policies and agreements of the Debtors applicable to their respective employees, retirees and non-employee directors are deemed to be Executory Contracts and shall be automatically rejected in accordance with the provisions of Bankruptcy Code section 365 and 1123 as of the Effective Date, unless any such Executory Contract is listed on the Schedule of Assumed Contracts and Leases.

ARTICLE 9.

GUC TRUST

9.1	Generally.

On the Effective Date, the GUC Trust shall be established and become effective for the benefit of GUC Trust Beneficiaries.  The powers, authority, responsibilities, and duties of the GUC Trust and the GUC Trustee are set forth in and shall be governed by the Plan and the GUC Trust Agreement.  The GUC Trust Agreement shall contain provisions customary to trust agreements utilized in comparable circumstances, including, without limitation, any and all provisions necessary to ensure the continued treatment of the GUC Trust as a grantor trust and the GUC Trust Beneficiaries as the grantors and owners thereof for federal income tax purposes.  The Debtors shall transfer, without recourse, to the GUC Trust all of their right, title, and interest in the GUC Trust Assets.  Upon the transfer by the Debtors of the GUC Trust Assets to the GUC Trust, the Debtors will have no reversionary or further interest in or with respect to the GUC Trust Assets or the GUC Trust.

9.2	Purposes and Establishment of the GUC Trust.

9.2.1           On the Effective Date, the GUC Trust shall be established pursuant to the GUC Trust Agreement for the purposes of liquidating and administering the GUC Trust Assets, including to prosecute GUC Trust Causes of Action and to file, settle, compromise, withdraw, or litigate to judgment any GUC Trust Cause of Action as permitted under the Plan and the GUC Trust Agreement.  The GUC Trust is intended to qualify as a liquidating trust pursuant to Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or any other business, except to the extent reasonably necessary to, and consistent with, the purpose of the GUC Trust.  The GUC Trust shall not be deemed a successor-in-interest of the Debtors for any purpose other than as specifically set forth herein or in the GUC Trust Agreement.

9.2.2            On the Effective Date or as soon as practicable thereafter, the GUC Trustee and the Debtors, shall execute the GUC Trust Agreement and shall take all other steps necessary to establish the GUC Trust pursuant to the GUC Trust Agreement and consistent with the Plan.

9.3	GUC Trust Assets.

9.3.1            On the Effective Date, and in accordance with Bankruptcy Code sections 1123 and 1141, all of the Debtors’ rights, title and interest in all of the GUC Trust Assets shall automatically vest in the GUC Trust for the benefit of the GUC Trust Beneficiaries, free and clear of all Claims and Interests.  Upon the transfer of the GUC Trust Assets, the Debtors shall have no interest in or with respect to the GUC Trust Assets or the GUC Trust.  Notwithstanding the foregoing, for purposes of Bankruptcy Code section 553, the transfer of the GUC Trust Assets to the GUC Trust shall not affect the mutuality of obligations which otherwise may have existed prior to the transfer of the GUC Trust Assets to the GUC Trust.  Such transfer shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use, or other similar tax, pursuant to Bankruptcy Code section 1146(a).

9.3.2            The Debtors, the GUC Trustee, the GUC Trust Beneficiaries, and any party under the control of such parties will execute any documents or other instruments, if any, and shall take all other steps as necessary to cause title to the GUC Trust Assets to be transferred to the GUC Trust.

9.4	Valuation of Assets.

9.4.1            The value of the cash portion of the GUC Trust Assets shall be $3,000,000.00.  The value of the GUC Trust Causes of Action is unknown.  As soon as reasonably practicable after the establishment of the GUC Trust, the GUC Trustee shall determine the value of the non-cash assets transferred to the GUC Trust, and the GUC Trustee shall apprise, in writing, the Reorganized Debtors of such valuation and, upon five (5) days written request of the Reorganized Debtors, provide the Reorganized Debtors with reasonable documentation (the “Valuation Documentation”) supporting such valuation.  The Reorganized Debtors shall have the earlier of (i) twenty-five (25) days following receipt of the GUC Trustee’s notice of valuation or (ii) twenty (20) days following receipt of the Valuation Documentation, to provide the GUC Trustee with any written objections to such valuation (the “Valuation Objection Period”).  If the Reorganized Debtors do not object to such valuation before the expiration of the Valuation Objection Period, the GUC Trustee’s valuation shall be binding on the GUC Trustee, the GUC Trustee Beneficiaries, and the Reorganized Debtors.  If the Reorganized Debtors timely object to such valuation, the GUC Trustee and the Reorganized Debtors shall work in good faith to resolve any dispute.  If the GUC Trustee and the Reorganized Debtors are not able to resolve such dispute, the Reorganized Debtors may file a motion with the Bankruptcy Court seeking the entry of an Order resolving such dispute; provided, however, any such motion shall be filed not later than fifteen (15) days after the expiration of the Valuation Objection Period.   In connection with any such judicial proceeding, it shall be the Reorganized Debtors’ burden to demonstrate that the GUC Trustee’s valuation is unreasonable.   Except as set forth below, the valuation agreed to by the parties or determined by the Bankruptcy Court shall be used consistently by all parties (including the Debtors or the Reorganized Debtors, as applicable, the GUC Trustee, and the GUC Trust Beneficiaries) for all federal income tax purposes.   To the extent the GUC Trustee makes any material modifications to the valuation to take into account future transfers of assets to the GUC Trust, the foregoing procedures shall apply to such revised valuation.  The Valuation Documentation shall be deemed confidential information and neither the Reorganized Debtors nor SEACOR nor any of their employees, representative and professionals shall provide any of the information in the Valuation Documentation to any potential target of an Avoidance Action or the employees, representatives and professionals of such potential target of an Avoidance Action, without the prior written consent of the GUC Trust. The time periods set forth in this paragraph may be extended only upon written agreement of the Reorganized Debtors and the GUC Trustee.

9.4.2            In connection with the preparation of the valuation contemplated by the Plan and the GUC Trust Agreement, the GUC Trust shall be entitled to retain such professionals and advisors as the GUC Trustee shall determine to be appropriate or necessary, and the GUC Trustee shall take such other actions in connection therewith as it determines to be appropriate or necessary. The GUC Trust shall bear all of the reasonable costs and expenses incurred in connection with determining such value, including the fees and expenses of any professionals retained in connection therewith.

9.5	Appointment of the GUC Trustee.

On the Effective Date and in compliance with the provisions of the Plan and the GUC Trust Agreement, the Committee shall appoint a person or firm as GUC Trustee.  The salient terms of the GUC Trustee’s employment, including the GUC Trustee’s duties and compensation, to the extent not set forth in the Plan, and to the extent known on or prior to the Confirmation Hearing, shall be set forth in the GUC Trust Agreement or the Confirmation Order.

9.6	Duties and Powers of the GUC Trustee.

The duties and powers of the GUC Trustee shall include all powers necessary to implement the Plan with respect to all Debtors and distribute the GUC Trust Assets, including, without limitation, the duties and powers listed herein.  The GUC Trustee will administer the GUC Trust in accordance with the GUC Trust Agreement.  The GUC Trustee shall, in an expeditious but orderly manner make timely Plan Distributions, prosecute any GUC Trust Causes of Action, and not unduly prolong the duration of the GUC Trust.

9.7	Funding of the GUC Trust.

The GUC Trust will be funded from the GUC Trust Assets.  All costs and expenses, including, but not limited to the cost and expenses related to the GUC Trustee, objecting to General Unsecured Claims, and pursuing the GUC Trust Causes of Action, will be paid from such GUC Trust Assets.

9.8	Tax Withholdings by GUC Trustee.

The GUC Trustee may withhold and pay to the appropriate taxing authority all amounts required to be withheld pursuant to the Tax Code or any provision of any foreign, state or local tax law with respect to any payment or distribution to the GUC Trust Beneficiaries.  All such amounts withheld and paid to the appropriate taxing authority shall be treated as amounts distributed to such GUC Trust Beneficiaries for all purposes of the GUC Trust Agreement.  The GUC Trustee shall be authorized to collect such tax information from the GUC Trust Beneficiaries as it, in its sole discretion, deems necessary to effectuate the Plan, the Confirmation Order and the GUC Trust Agreement.  In order to receive distributions under the Plan, all GUC Trust Beneficiaries will need to identify themselves to the GUC Trustee and provide tax information and the specifics of their holdings, to the extent the GUC Trustee deems appropriate.  This identification requirement may, in certain cases, extend to holders who hold their securities in street name.  The GUC Trustee may refuse to make a distribution to any GUC Trust Beneficiary that fails to furnish such information in a timely fashion, until such information is delivered; provided, however, that, upon the delivery of such information by a GUC Trust Beneficiary, the GUC Trustee shall make such distribution to which the GUC Trust Beneficiary is entitled, without interest; and, provided, further, that, if the GUC Trustee fails to withhold in respect of amounts received or distributable with respect to any such holder and the GUC Trustee is later held liable for the amount of such withholding, such holder shall reimburse the GUC Trustee for such liability.

9.9	Dissolution.

The GUC Trust shall be dissolved at such time as (i) all of the GUC Trust Assets have been distributed pursuant to the Plan and the GUC Trust Agreement, (ii) the GUC Trustee determines that the administration of any remaining GUC Trust Assets is not likely to yield sufficient additional proceeds to justify further pursuit, or (iii) all distributions required to be made by the GUC Trustee under the Plan and the GUC Trust Agreement have been made; provided, however, that in no event shall the GUC Trust be dissolved later than five (5) years from the Effective Date unless the Bankruptcy Court determines that a fixed period extension (not to exceed two (2) years, including any prior extensions) is necessary to facilitate or complete the recovery and liquidation of the GUC Trust Assets.  If at any time the GUC Trustee determines, in reliance upon such professionals as the GUC Trustee may retain, that the expense of continued administration of the GUC Trust is likely to exceed the value of the remaining GUC Trust Assets, the GUC Trustee may apply to the Bankruptcy Court for authority to (i) reserve any amount necessary to dissolve the GUC Trust, (ii) donate any balance to a charitable organization (A) described in section 501(c)(3) of the Tax Code, (B) exempt from U.S. federal income tax under section 501(a) of the Tax Code, (C) not a “private foundation” as defined in section 509(a) of the Tax Code, and (D) that is unrelated to the Debtors, the GUC Trust, and any insider of the GUC Trustee, and (iii) dissolve the GUC Trust.

ARTICLE 10.

CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN

10.1	Conditions Precedent to Confirmation.

It shall be a condition to Confirmation of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Section 10.3 of the Plan:

10.1.1          The Bankruptcy Court shall have entered a Final Order approving the Disclosure Statement with respect to the Plan as containing adequate information within the meaning of Bankruptcy Code section 1125; provided, however, that the order approving the Disclosure Statement will be deemed to be a Final Order even if an appeal has been or may be taken, or a petition for certiorari has been or may be filed, and not been resolved so long as the Confirmation Order has not been reversed, stayed, modified or amended;

10.1.2          All provisions, terms and conditions hereof shall have been approved in the Confirmation Order;

10.1.3          The sale of the Specialty Business Segment shall have been consummated prior to the Confirmation Hearing;

10.1.4          The Debtors shall have entered into an agreement for the disposition of the U.S. flagged PCTC Vessels and/or modified charters associated with such PCTC Vessels, which agreement(s) shall be acceptable to SEACOR and the Debtors;

10.1.5          A Final Order approving the Restructuring Support Agreement shall have been entered by the Bankruptcy Court and the Restructuring Support Agreement shall not have been terminated and shall be in full force and effect; and

10.1.6          All conditions to the confirmation of the Plan set forth in the Restructuring Support Agreement have been satisfied or waived by SEACOR.

10.2	Conditions Precedent to the Effective Date.

It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to the provisions of Section 10.3 of the Plan:

10.2.1          The Restructuring Support Agreement shall remain in full force and effect and all conditions to effectiveness of the Plan set forth in the Restructuring Support Agreement shall have been satisfied or waived by SEACOR;

10.2.2          The Confirmation Order shall have been entered, become a Final Order, and remain in full force and effect;

10.2.3          The Plan Documents, including the Plan Supplement, shall have been executed and delivered, and any conditions (other than the occurrence of the Effective Date or certification by a Debtor that the Effective Date has occurred) contained therein shall have been satisfied or waived pursuant to the terms of such documents or agreements;

10.2.4          All material governmental, regulatory, and third party approvals, including the necessary approvals from the U.S. Department of Transportation Maritime Administration (MARAD), authorizations, certifications, rulings, no-action letters, opinions, waivers and consents required in connection with the Plan, if any, shall have been obtained and remain in full force and effect, and there shall exist no Claim, action, suit, investigation, litigation or proceeding, pending or threatened in any court or before any arbitrator or governmental instrumentality, which would prohibit the consummation of the Plan;

10.2.5          The Debtors shall have paid all the DIP Fee Claims as set forth in Section 2.2 of the Plan in full and in Cash;

10.2.6          The Debtors’ Cash on hand, after taking into account all sources of funding pursuant to the Plan, shall be equal at least to the Retained Net Operating Funds; and

10.2.7          All conditions precedent to the authorization and execution of the GUC Trust Agreement, other than those relating to the Effective Date, shall have been satisfied.

10.3	Satisfaction and Waiver of Conditions Precedent.

Except as otherwise provided in the Plan, any actions taken on the Effective Date shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action.  Any of the conditions set forth in Section 10.2 hereof may be waived in whole or part by the Debtors (with SEACOR’s consent) without notice, leave, or order of the Bankruptcy Court or any formal action other than proceeding to confirm or consummate the Plan.

10.4	Effect of Non-Occurrence of Conditions to the Effective Date.

Unless the Debtors and SEACOR agree otherwise, if the Effective Date does not occur on or before 90 days after entry of the Confirmation Order, (i) the Confirmation Order shall be vacated, (ii) SEACOR shall not be required to fulfill its obligations under the Restructuring Support Agreement, including with respect to the New Money Capital Infusion, (v) no Plan Distributions shall be made, (vi) the Debtors and all holders of Claims and Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred, (vii) the Debtors’ obligations with respect to Claims and Interests shall remain unchanged, and (viii) the Plan shall be null and void in all respects.  If the Confirmation Order is vacated pursuant to this Section 10.4, nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims against or Interests in the Debtors; (b) prejudice in any manner the rights of the holder of any Claim against or Interest in the Debtors; or (c) constitute an admission, acknowledgment, offer or undertaking by any Debtor or any other Person with respect to any matter set forth in the Plan.

ARTICLE 11.

EFFECT OF CONFIRMATION

11.1	Binding Effect.

Except as otherwise provided in Bankruptcy Code section 1141(d)(3) and subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Interest in, the Debtors and inure to the benefit of and be binding on such holder’s respective successors and assigns, whether or not the Claim or Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan.

11.2	Discharge of Claims Against and Interests in the Debtors.

Upon the Effective Date and in consideration of the Plan Distributions, except as otherwise provided herein or in the Confirmation Order, each Person that is a holder (as well as any trustees and agents on behalf of such Person) of a Claim or Interest shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by Bankruptcy Code section 1141, of and from any and all Claims, Interests, rights, and liabilities that arose prior to the Effective Date. Except as otherwise provided herein, upon the Effective Date, all such holders of Claims and Interests shall be forever precluded and enjoined, pursuant to Bankruptcy Code sections 105, 524, 1141, from prosecuting or asserting any such discharged Claim against or terminated Interest in any Debtor or any Reorganized Debtor.

11.3	Term of Pre-Confirmation Injunctions or Stays.

Unless otherwise provided herein, all injunctions or stays arising prior to the Confirmation Date in accordance with Bankruptcy Code sections 105 or 362, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

11.4	Injunction.

11.4.1          Except as otherwise provided in this Plan or the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all Persons who have held, hold or may hold Claims against or Interests in the Debtors are, with respect to any such Claims or Interests, permanently enjoined after the Confirmation Date from: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors, the Reorganized Debtors, the Estates or any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons or any property of any such transferee or successor; (ii) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against the Debtors, the Reorganized Debtors, or the Estates or any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons, or any property of any such transferee or successor; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors, the Reorganized Debtors, or the Estates or any of their property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons (iv) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of this Plan to the fullest extent permitted by applicable law; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of this Plan; provided, however, that nothing contained herein shall preclude such Persons from exercising their rights, or obtaining benefits, pursuant to and consistent with the terms of this Plan.

11.4.2          By accepting Plan Distributions, each holder of an Allowed Claim shall be deemed to have specifically consented to the Injunctions set forth in this Section.

11.5	Releases.

11.5.1          Releases by the Debtors.

For good and valuable consideration, the adequacy of which is hereby confirmed, and except as otherwise provided in this Plan or the Confirmation Order, as of the Confirmation Date, each of the Debtors, in their individual capacities and as debtor in possession, and the Reorganized Debtors shall be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action and liabilities (other than their respective rights to enforce this Plan and the contracts, instruments, releases, indentures and other agreements or documents executed and/or delivered in connection therewith) against any of the Released Parties, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Confirmation Date in any way relating to the Debtors, the Reorganized Debtors, the Released Parties, the Chapter 11 Cases, or this Plan or the Disclosure Statement, that could have been asserted by or on behalf of any Debtor or its Estate or any Reorganized Debtor, whether directly, indirectly, derivatively or in any representative or any other capacity, other than claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action and liabilities arising out of or relating to any act or omission of a Released Party that constitutes gross negligence, fraud, willful misconduct, bad faith or breach of fiduciary duty (if any).

11.5.2          Releases by Holders of Claims and Interests.

Except as otherwise provided in this Plan or the Confirmation Order, on the Confirmation Date, to the fullest extent authorized by non-bankruptcy law, as such law may be extended or interpreted subsequent to the Confirmation Date, each of the Released Parties and each holder of a Claim or Interest, in each case to the extent that any such Released Party or holder of a Claim or Interest “opts into” the releases provided in this Section 11.5.2 of the Plan in a timely submitted Ballot or other Bankruptcy Court-approved mechanism, in consideration for the obligations of the Debtors and Reorganized Debtors under this Plan, the New Money Capital Infusion, and other contracts, instruments, releases, agreements or documents executed and delivered in connection with this Plan, is deemed to forever release, waive and discharge all claims, demands, debts, rights, Causes of Action or liabilities (other than the right to enforce the obligations of any party under this Plan and the contracts, instruments, releases, agreements and documents delivered under or in connection with this Plan) against any of the Released Parties, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Confirmation Date in any way relating to the Debtors, the Reorganized Debtors, the Chapter 11 Cases, the New Money Capital Infusion, this Plan, or the Disclosure Statement.

11.5.3          Notwithstanding anything to the contrary contained herein: (i) except to the extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Confirmation Date, the releases provided for in this Section 11.5 of the Plan shall not release any non-Debtor entity from any liability arising under (x) the Internal Revenue Code or any state, city or municipal tax code, or (y) any criminal laws of the United States or any state, city or municipality; and (ii) the releases set forth in this Section 11.5 shall not release any (x) any claims against any Person to the extent such Person asserts a crossclaim, counterclaim and/or claim for setoff which seeks affirmative relief against a Debtor or any of its officers, directors, or representatives and (y) claims against any Person arising from or relating to such Person’s gross negligence, fraud, willful misconduct, bad faith, or breach of fiduciary duty (if any), each as determined by a Final Order of the Bankruptcy Court.  Nothing herein shall abrogate the applicability of attorney disciplinary rules.

11.5.4          As to the United States of America, its agencies, departments, or agents, nothing in the Plan or Confirmation Order shall limit or expand the scope of discharge, release or injunction to which the Debtors or Reorganized Debtors are entitled under the Bankruptcy Code, if any.  The discharge, release and injunction provisions contained in the Plan and Confirmation Order are not intended and shall not be construed to bar the United States from, subsequent to the Confirmation Order, pursuing any police or regulatory action.

11.5.5          Accordingly, notwithstanding anything contained in the Plan or Confirmation Order to the contrary, nothing in the Plan or Confirmation Order shall discharge, release, impair or otherwise preclude: (1) any liability to the United States that is not a “claim” within the meaning of Bankruptcy Code section 101(5); (2) any Claim of the United States arising on or after the Confirmation Date; (3) any valid right of setoff or recoupment of the United States against any of the Debtors; or (4) any liability of the Debtors or Reorganized Debtors under environmental law to any Governmental Unit (as defined by Bankruptcy Code section 101(27)) as the owner or operator of property that such entity owns or operates after the Confirmation Date.  Nor shall anything in the Plan or Confirmation Order:  (i) enjoin or otherwise bar the United States or any Governmental Unit from asserting or enforcing, outside the Bankruptcy Court, any liability described in the preceding sentence; or (ii) divest any court, commission, or tribunal of jurisdiction to determine whether any liabilities asserted by the United States or any Governmental Unit are discharged or otherwise barred by the Plan, Confirmation Order, or the Bankruptcy Code.

11.5.6          Moreover, nothing in the Plan or Confirmation Order shall release or exculpate any non-Debtor, including any Released Parties, from any liability to the United States, including but not limited to any liabilities arising under the Internal Revenue Code, the environmental laws, or the criminal laws against the Released Parties, nor shall anything in the Plan or Confirmation Order enjoin the United States from bringing any claim, suit, action or other proceeding against the Released Parties for any liability whatsoever; provided, however, that the foregoing sentence shall not limit the scope of discharge granted to the Debtors under Bankruptcy Code sections 524 and 1141.

11.5.7          Nothing contained in the Plan or Confirmation Order shall be deemed to determine the tax liability of any person or entity, including but not limited to the Debtors and the Reorganized Debtors, nor shall the Plan or Confirmation Order be deemed to have determined the federal tax treatment of any item, distribution, or entity, including the federal tax consequences of this Plan, nor shall anything in the Plan or Confirmation Order be deemed to have conferred jurisdiction upon the Bankruptcy Court to make determinations as to federal tax liability and federal tax treatment except as provided under 11 U.S.C. § 505.

11.6	Exculpation and Limitation of Liability.

To the extent permissible under applicable law, including, without limitation, Bankruptcy Code section 1125(e), none of the Released Parties shall have or incur any liability to any holder of any Claim or Interest or any other Person for any act or omission in connection with, or arising out of the Debtors’ restructuring, including without limitation, the negotiation, implementation and execution of this Plan, the Chapter 11 Cases, the Disclosure Statement, the solicitation of votes for and the pursuit of confirmation of this Plan, the consummation of this Plan, the New Money Capital Infusion, the New Senior Debt Facility, or the administration of this Plan or the property to be distributed under this Plan, including, without limitation, all documents ancillary thereto, all decisions, actions, inactions and alleged negligence or misconduct relating thereto and all activities leading to the promulgation and confirmation of this Plan except for gross negligence, fraud, willful misconduct, bad faith or breach of fiduciary duty (if any), each as determined by a Final Order of the Bankruptcy Court.

11.7	Injunction Related to Releases and Exculpation.

The Confirmation Order shall permanently enjoin the commencement or prosecution by any Person or entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action or liabilities released pursuant to this Plan, including but not limited to the claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action or liabilities released in Sections 11.5 and 11.6 of this Plan.

11.8	Retention of Causes of Action/Reservation of Rights.

Subject to Section 11.5 of this Plan and except as expressly set forth herein, nothing contained in this Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights, claims or Causes of Action, rights of setoff, or other legal or equitable defenses that the Debtors had immediately prior to the Effective Date on behalf of the Estates or of themselves in accordance with any provision of the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such claims, Causes of Action, rights of setoff, or other legal or equitable defenses as fully as if the Reorganization Cases had not been commenced may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced; provided, however, that neither the Reorganized Debtors nor the GUC Trustee shall be entitled to assert the Released Avoidance Actions;5 further, provided, that in no event shall the designation of an action as a Released Avoidance Action release a party for claims arising from such party’s gross negligence, fraud, willful misconduct, or bad faith.

5 See Section 5.18 of the Disclosure Statement, n. 35 of the Disclosure Statement, and Section 1.1.68 of this Plan for a description of the terms relating to Released Avoidance Actions.

11.9	Indemnification Obligations.

Notwithstanding anything to the contrary contained herein, subject to the occurrence of the Effective Date, the obligations to indemnify, defend, reimburse, exculpate, advance fees and expenses to, or limit the liability of directors or officers who were directors or officers of any of the Debtors at any time after the Petition Date, against any Causes of Action, remain unaffected thereby after and are not discharged.  On and after the Effective Date, none of the Reorganized Debtors shall terminate or otherwise reduce the coverage under any directors’ and officers’ insurance policies in effect on the Petition Date, and all directors and officers of the Debtors at any time shall be entitled to the full benefits of any such policy for the full term of such policy, regardless of whether such directors and/or officers remain in such positions after the Effective Date.

11.10	Certain Indemnification Obligations.

Notwithstanding anything else in the Plan or the Confirmation Order to the contrary, any contractual or common law obligation of any of the Debtors arising post-petition to defend, indemnify and hold Westchester Fire Insurance Company (“Westchester”) harmless shall remain in full force and effect and such obligations shall be administrative expense claim(s) by Westchester under the Plan without the need for filing further proofs of claim; provided, however, that nothing shall prohibit the Debtors or any successor in interest from contesting any claim asserted by Westchester. Any liens and/or claims of Westchester on collateral pursuant to such agreements and/or related agreements, including, but not limited to, any prepetition or post-petition letters of credit, shall not be released pursuant to the Plan. Further, to the extent that Westchester pays any claim of a third-party and subrogates to such claim, such claim shall not be disallowed pursuant to any provision of the Plan or the Confirmation Order, or reduced on account of said payment by Westchester.   Furthermore,  any  and all amounts due or to become due Westchester pursuant to the terms and conditions of any indemnity agreement and/or otherwise due and owing in connection with Westchester’s issuance of bonds and/or as otherwise set forth in its proofs of claims: (i) shall be due and payable by the Reorganized Debtors in accordance with the terms of any and all indemnity agreement(s) in favor of Westchester and/or applicable common law rights of indemnification and/or exoneration, without the need or requirement for Westchester to file additional claims (subject to the Debtors’ and their successors’ rights to contest any such claim(s)); and (ii) shall not have been discharged or released by the Plan or the Confirmation Order.  Furthermore, any third party releases provided for in the Plan or Confirmation Order shall not apply to any claim(s) or potential claim(s) of Westchester against said third parties, and none of the Released Parties as defined in the Plan shall be deemed to be released by Westchester as a result of said Plan or Confirmation Order, and all such obligations of said third parties shall survive confirmation of the Plan or Confirmation Order.

ARTICLE 12.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain the maximum legally permissible jurisdiction over all matters arising out of, and related to the Chapter 11 Cases or the Plan pursuant to, and for purposes of, Bankruptcy Code sections 105(a) and 1142, including, without limitation, jurisdiction to:

12.1.1          allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Disputed Claim, including, without limitation, the resolution of any request for payment of any Administrative Expense Claim, the resolution of any and all objections to the allowance or priority of any Claim and the resolution of any and all issues related to the release of Liens upon payment of a secured Claim;

12.1.2          grant or deny any applications for allowance of compensation or reimbursement of fees and expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

12.1.3          resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease and to adjudicate and, if necessary, liquidate any Claims arising therefrom; (b) any potential contractual obligation under any assumed Executory Contract or Unexpired Lease; and (c) any dispute regarding whether a contract or lease is or was an Executory Contract or Unexpired Lease, as applicable;

12.1.4          ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

12.1.5          adjudicate, decide, or resolve any motions, adversary proceedings, Causes of Action, contested or litigated matters and any other matters and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

12.1.6          enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan, the Confirmation Order, and all other orders, contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan or Disclosure Statement;

12.1.7          resolve any cases, Claims, controversies, suits, disputes, or causes of action that may arise in connection with the occurrence of the Effective Date, confirmation, interpretation, implementation or enforcement of the Plan or the extent of any Person’s obligations incurred in connection with or released under the Plan;

12.1.8          issue and enforce releases and injunctions provided by the Plan and the Confirmation Order, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Person with the Effective Date or the consummation, implementation or enforcement of the Plan, except as otherwise provided in the Plan;

12.1.9          resolve any matters relating to the GUC Trust or the GUC Trust Agreement;

12.1.10        resolve any cases, controversies, suits, or disputes with respect to the releases, exculpations, and other provisions contained in article 11 of the Plan and enter such orders as may be necessary or appropriate to implement or enforce all such releases, exculpations, and other provisions;

12.1.11        recover all assets of the Debtors and property of the Debtors’ Estates wherever located;

12.1.12        hear and determine matters concerning state, local, and federal taxes in accordance with Bankruptcy Code sections 346, 505, and 1146;

12.1.13        consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

12.1.14        enter and implement such orders or take such other actions as may be necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

12.1.15        resolve any other matters that may arise in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan or the Disclosure Statement;

12.1.16        adjudicate any and all disputes arising from or relating to Plan Distributions;

12.1.17        determine requests for the payment of Claims entitled to priority pursuant to Bankruptcy Code section 507, including requests by Professional Persons for payment of accrued professional compensation;

12.1.18        enforce all orders previously entered by the Bankruptcy Court;

12.1.19        hear any other matter not inconsistent with the Bankruptcy Code or related statutory provisions setting forth the jurisdiction of the Bankruptcy Court; and

12.1.20        enter a final decree closing the Chapter 11 Cases.

ARTICLE 13.

MISCELLANEOUS PROVISIONS

13.1	Dissolution of Committee.

The Committee shall be automatically dissolved on the Effective Date and, on the Effective Date, each member of the Committee (including each officer, director, employee, agent, consultant, or representative thereof) and each Professional Person retained by the Committee shall be released and discharged from all further authority, duties, responsibilities, and obligations relating to the Debtors and the Chapter 11 Cases; provided, however, that the foregoing shall not apply to any matters concerning any Fee Claims held or asserted by any Professional Persons retained by the Committee.

13.2	Modification of Plan.

The Debtors reserve the right, in consultation with SEACOR, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend, modify, or supplement the Plan before the entry of the Confirmation Order.  In addition, after the Confirmation Date, so long as such action does not materially and adversely affect the treatment of holders of Allowed Claims pursuant to the Plan, the Debtors or the Reorganized Debtors, as applicable, may, upon order of the Bankruptcy Court, amend or modify the Plan in accordance with Bankruptcy Code section 1127(b) to remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.  Subject to the foregoing, a holder of a Claim that had accepted the Plan shall be deemed to have accepted the Plan as amended, modified, or supplemented.

13.3	Revocation or Withdrawal of Plan.

The Debtors reserve the right, in consultation with SEACOR, to revoke or withdraw the Plan in total or with respect to any particular Debtors prior to the Confirmation Date and to file subsequent chapter 11 plans.  If the Debtors revoke or withdraw the Plan in accordance with the preceding sentence prior to the Confirmation Date as to any or all of the Debtors, or if confirmation or the Effective Date does not occur with respect to one or more of the Debtors, then, with respect to such Debtors:  (a) the Plan shall be null and void in all respects; (b) Restructuring Support Agreement, including with respect to the New Money Capital Infusion; (c) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or leases affected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void; and (d) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtor(s) or any other Person, (ii) prejudice in any manner the rights of such Debtors or any other Person, or (iii) constitute an admission of any sort by the Debtors or any other Person.

13.4	Allocation of Plan Distributions Between Principal and Interest.

To the extent that any Allowed Claim entitled to a distribution under the Plan consists of indebtedness and other amounts (such as accrued but unpaid interest thereon), such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to such other amounts.

13.5	Severability.

If, prior to the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall, at the request of the Debtors, upon SEACOR’s consent, have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such order by the Bankruptcy Court, alteration, or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

13.6	Governing Law.

Except to the extent that the Bankruptcy Code or other U.S. federal law is applicable, or to the extent a Plan Document or exhibit or schedule to the Plan provides otherwise, the rights, duties, and obligations arising under the Plan and the Plan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof to the extent such principles would result in the application of the laws of any other jurisdiction.

13.7	Inconsistency.

In the event of any inconsistency among the Plan, the Disclosure Statement, the Plan Documents, any exhibit to the Plan or any other instrument or document created or executed pursuant to the Plan, the provisions of the Plan shall govern.

13.8	Time.

In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth in the Plan or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

13.9	Exhibits.

All exhibits to the Plan are incorporated and are a part of the Plan as if set forth in full in the Plan.

13.10	Notices.

To be effective, all notices, requests, and demands to or upon the Debtors shall be in writing (including by facsimile transmission) and, unless otherwise provided in the Plan, shall be deemed to have been duly given or made only when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

INTERNATIONAL SHIPHOLDING CORPORATION
601 Poydras Street
Pan American Building, Suite 1850
New Orleans, Louisiana 70130
Attn: Manny Estrada, CFO (estradm@intship.com)

-and-

Counsel to the Debtors

AKIN GUMP STRAUSS HAUER & FELD LLP
One Bryant Park
Bank of America Tower
New York, New York 10036-6745
Attn: David Botter (dbotter@akingump.com)

1700 Pacific Avenue, Suite 4100
Dallas, Texas 75201
Attn: Sarah Link Schultz (sschultz@akingump.com)

13.11	Filing of Additional Documents.

On or before substantial consummation of the Plan, the Debtors shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

Dated:	January 9, 2017
New York, New York
Respectfully submitted,

International Shipholding Corporation
on behalf of itself and its affiliated Debtors

		By:	/s/ Manuel G. Estrada

Manuel G. Estrada
Vice President and Chief Financial Officer
International Shipholding Corporation

AKIN GUMP STRAUSS HAUER & FELD LLP
One Bryant Park
New York, NY 10036
Telephone: (212) 872-1000
David H. Botter

1700 Pacific Avenue, Suite 4100
Dallas, TX 75201
Telephone: (214) 969-2800Sarah Link Schultz (admitted pro hac vice)
Sarah J. Crow (admitted pro hac vice)

Counsel to Debtors and Debtors in Possession